                                                                    Exhibit 10.1
--------------------------------------------------------------------------------



             Amended and Restated Agreement of Limited Partnership

                                      of

                              Pure Partners, L.P.
                        A Delaware Limited Partnership



                            Dated January 31, 2001




--------------------------------------------------------------------------------

THE LIMITED PARTNERSHIP INTERESTS OF PURE PARTNERS, L.P. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. SUCH LIMITED PARTNERSHIP INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE SECURITIES LAWS AND (II) THE TERMS AND CONDITIONS OF THIS PARTNERSHIP AGREEMENT.

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS......................................................................................    1

ARTICLE II - STRUCTURE, PURPOSE AND DURATION.................................................................   20

Section 2.1   Structure......................................................................................   20
              ---------
Section 2.2   Name of the Partnership........................................................................   20
              -----------------------
Section 2.3   Certificate of Limited Partnership.............................................................   20
              ----------------------------------
Section 2.4   [Intentionally omitted.].......................................................................   21
Section 2.5   Purposes of the Partnership....................................................................   21
              ---------------------------
Section 2.6   No Withdrawal or Resignation...................................................................   21
              ----------------------------
Section 2.7   Competitive Activities.........................................................................   21
              ----------------------
Section 2.8   Waiver of Right of Partition...................................................................   22
              ----------------------------
Section 2.9   Term...........................................................................................   22
              ----
Section 2.10  Principal Place of Business....................................................................   22
              ---------------------------
Section 2.11  Registered Agent and Registered Office.........................................................   22
              --------------------------------------

ARTICLE III - CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS....................................   22

Section 3.1   Capital Accounts...............................................................................   22
              ----------------
Section 3.2   Contributions Under the Contribution Agreement.................................................   24
              ----------------------------------------------
Section 3.3   Subsequent Contributions.......................................................................   24
              ------------------------
Section 3.4   Issuances of Additional Partnership Interests..................................................   26
              ---------------------------------------------
Section 3.5   Return of Contributions........................................................................   26
              -----------------------
Section 3.6   Loans to and from Partners.....................................................................   26
              --------------------------

ARTICLE IV - ALLOCATION; TAX MATTERS.........................................................................   27

Section 4.1   Allocations for Capital Account Purposes.......................................................   27
              ----------------------------------------
Section 4.2   Income Tax Allocations.........................................................................   35
              ----------------------
Section 4.3   Allocations - Transfers of Interests...........................................................   37
              ------------------------------------
Section 4.4   Tax Returns, Tax Information and Financial Reporting...........................................   37
              ----------------------------------------------------
Section 4.5   Tax Matters Partner............................................................................   38
              -------------------

ARTICLE V - DISTRIBUTIONS....................................................................................   38

Section 5.1   Limitation on Distributions....................................................................   38
              ---------------------------
Section 5.2   Special Cash Distributions.....................................................................   38
              --------------------------
Section 5.3   Cash Flow......................................................................................   39
              ---------
Section 5.4   No Other Distributions.........................................................................   40
              ----------------------
Section 5.5   Amounts Withheld...............................................................................   40
              ----------------

ARTICLE VI - MANAGEMENT AND OPERATION.........................................................................  41

Section 6.1   Management.....................................................................................   41
              ----------
Section 6.2   Limitations on General Partner's Discretion....................................................   41
              -------------------------------------------
Section 6.3   Insurance......................................................................................   43
              ---------
Section 6.4   Reporting Requirements.........................................................................   43
              ----------------------
Section 6.5   Fees and Expenses..............................................................................   44
              -----------------
Section 6.6   Resignation or Withdrawal......................................................................   44
              -------------------------

ARTICLE VII - INDEMNIFICATION; OBLIGATIONS OF THE GENERAL PARTNER............................................   44

Section 7.1   Liability of the General Partner...............................................................   44
              --------------------------------
Section 7.2   Indemnification................................................................................   45
              ---------------
Section 7.3   Insurance for Payment..........................................................................   47
              ---------------------

ARTICLE VIII - RESTRICTIONS ON DISPOSITION AND ADMISSION OF PARTNERS.........................................   47

Section 8.1   Restrictions on Disposition of a Partnership Interest..........................................   47
              -----------------------------------------------------
Section 8.2   Other Requirements.............................................................................   48
              ------------------
Section 8.3   Liabilities and Indemnification................................................................   49
              -------------------------------
Section 8.4   Effective Date of Disposition..................................................................   49
              -----------------------------
Section 8.5   Costs..........................................................................................   49
              -----
Section 8.6   Admission of Additional Partners...............................................................   49
              --------------------------------
Section 8.7   Admission of Successor or Transferee General Partner...........................................   49
              ----------------------------------------------------

ARTICLE IX - REDEMPTION......................................................................................   50

Section 9.1   Partnership Redemption Right to Redeem General Partner, Class B Limited Partners and Pure LP4..   50
              ---------------------------------------------------------------------------------------------
Section 9.2   Redemption Right of the Class B Limited Partners...............................................   50
              ----------------
Section 9.3   Class A Limited Partner Redemption Right.......................................................   51
              ----------------------- ----------------
Section 9.4   Partnership Redemption Right to Redeem Class A Limited Partners and Other Partners.............   52
              ----------------------------------------------------------------------------------
Section 9.5   Cash Equalization Payment......................................................................   53
              -------------------------
Section 9.6   BOI Loan Repayment.............................................................................   53
              ------------------

ARTICLE X - DISSOLUTION AND LIQUIDATION......................................................................   53

Section 10.1  Notice Events and Liquidation Notice...........................................................   53
              ------------------------------------
Section 10.2  Liquidating Events.............................................................................   54
              ------------------
Section 10.3  Liquidation and Termination....................................................................   55
              ---------------------------
Section 10.4  Timing Requirements............................................................................   56
              -------------------
Section 10.5  Liquidator Indemnity...........................................................................   56
              --------------------

ARTICLE XI - POWER OF ATTORNEY...............................................................................   56

Section 11.1  Granting of Power of Attorney..................................................................   56
              -----------------------------
Section 11.2  Reliance on Power of Attorney..................................................................   57
              -----------------------------

ARTICLE XII - DISPUTE RESOLUTION.............................................................................   57

Section 12.1  Binding Arbitration............................................................................   57
              -------------------

ARTICLE XIII - GENERAL PROVISIONS............................................................................   58

Section 13.1  Notices........................................................................................   58
              -------
Section 13.2  Entire Agreement...............................................................................   59
              ----------------
Section 13.3  Effect of Waiver or Consent....................................................................   59
              ---------------------------
Section 13.4  Amendment......................................................................................   59
              ---------
Section 13.5  Binding Effect.................................................................................   59
              --------------
Section 13.6  Governing Law; Severability....................................................................   59
              ---------------------------
Section 13.7  Further Assurances.............................................................................   60
              ------------------
Section 13.8  Notice to Partners of Provisions of this Agreement.............................................   60
              --------------------------------------------------
Section 13.9  Terminology....................................................................................   60
              -----------
Section 13.10   Sole Discretion..............................................................................   60
                ---------------

Section 13.11  Standard of Care.............................................................................   60
               ----------------
Section 13.12  Certain Decisions............................................................................   61
               -----------------
Section 13.13  Compliance...................................................................................   61
               ----------
Section 13.14  Confidentiality..............................................................................   62
               ---------------
Section 13.15  No Third Party Beneficiaries.................................................................   63
               ----------------------------
Section 13.16  Counterparts.................................................................................   63
               ------------

                                   SCHEDULES

Schedule A - List of Partners and Capital Accounts

Schedule B - Form of Note for Cash Reserve Loans

Schedule C - Form of BOI Loan Agreement

Schedule D - Form of Indemnity Agreement

Schedule E - Form of Pure Guaranty

             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                              PURE PARTNERS, L.P.

     This Amended and Restated Agreement of Limited Partnership of Pure Partners, L.P., dated January 31, 2001 (the "Closing Date"), is made by and among (i) Pure Resources I, Inc., a Delaware corporation ("Pure GP"), as General Partner, (ii) IP Petroleum Company, Inc., a Delaware corporation ("IPP"), and Southland Energy Company, a Texas corporation ("Southland"), each as a Class A Limited Partner, (iii) PK I, L.P., a Delaware limited partnership ("Pure LP1"), PK II, L.P., a Delaware limited partnership ("Pure LP2"), and PK III, L.P., a Delaware limited partnership ("Pure LP3"), each as a Class B Limited Partner, and (iv) International Paper Realty Corporation, a Delaware corporation ("IPRC"), Transtates Properties Incorporated, a Delaware corporation ("Transtates"), and PK IV, L.P., a Delaware limited partnership ("Pure LP4"), each as a Limited Partner.

                   P R E L I M I N A R Y S T A T E M E N T S

     WHEREAS, the General Partner and Pure LP1, Pure LP2, Pure LP3 and Pure LP4 are parties to that certain Agreement of Limited Partnership dated as of January 18, 2001 (the "Original Agreement"), organizing the Partnership; and

     WHEREAS, the Partnership and the Partners have entered into the Contribution Agreement, and the Partners desire to enter into this Agreement to reflect (i) the closing of the transactions contemplated in the Contribution Agreement, (ii) that each of IPP, Southland, IPRC and Transtates have been admitted to the Partnership, (iii) that each of the Partners are required to make certain capital contributions to the Partnership, and (iv) the other terms and provisions set forth herein; and

     WHEREAS, the Partners desire to amend and restate the Original Agreement in its entirety;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Partners hereby agree to amend and restate the Original Agreement in its entirety as follows:

                                   ARTICLE I
                                  DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings indicated below, and if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb):

     Act means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code
Section 17-101 et seq., as the same may be amended from time to time.

     Actual Preferred Capital means (i) for any Class A Limited Partner, (x) the Preferred Capital of such Partner (or its predecessor in interest) increased by
(y) the sum of (A) the
cumulative amount of Net Income that has been allocated to such Class A Limited Partner pursuant to Section 4.1(a)(iii) from the Closing Date through the date of any such determination, plus (B) the cumulative amount of Net Income that has been allocated to such Class A Limited Partner pursuant to Section 4.1(a)(vii) for all Allocation Years preceding the date of determination and that has been treated as allocated to the Class A Limited Partner pursuant to Section 4.1(a)(iii)(y)(II) in any Allocation Year, plus (C) the cumulative amount of Net Income that has been allocated to such Class A Limited Partner pursuant to
Section 4.1(a)(viii) for all Allocation Years preceding the date of determination and that has been treated as allocated to the Class A Limited Partner pursuant to Section 4.1(a)(iii)(y)(III) in any Allocation Year, plus (D) the cumulative amount of Net Income that has been allocated to such Class A Limited Partner pursuant to Section 4.1(a)(ii) from the Closing Date through the date of any such determination, reduced by (but not below zero) (z) the sum of
(A) the cumulative amount of Cash Available for Distribution that has been distributed to the Class A Limited Partner from the Closing Date through the date of any such determination pursuant to Section 5.3(a)(i), plus (B) the cumulative amount of cash distributed to such Class A Limited Partner pursuant to Sections 5.2(c)(ii) and 9.4, plus (C) the cumulative amount of Net Losses, losses or deductions, whichever the case may be, that have been allocated to such Class A Limited Partner pursuant to Sections 4.1(b)(v), 4.1(c)(x)(C), 4.1(c)(xi)(C) and 4.1(c)(xii)(B)(III); and (ii) for any Class B Limited Partner,
(x) the Preferred Capital of such Partner (or its predecessor in interest) increased by (y) the sum of (A) the cumulative amount of Net Income that has been allocated to such Class B Limited Partner pursuant to Section 4.1(a)(iv) from the Closing Date through the date of any such determination, plus (B) the cumulative amount of Net Income that has been allocated to such Class B Limited Partner pursuant to Section 4.1(a)(v) from the Closing Date through the date of any such determination, plus (C) the cumulative amount of Net Income that has been allocated to such Class B Limited Partner pursuant to Section 4.1(a)(vii) for all Allocation Years preceding the date of determination and that has been treated as allocated to the Class B Limited Partner pursuant to Section 4.1(a)(iv)(y)(II) in any Allocation Year, plus (D) the cumulative amount of Net Income that has been allocated to such Class B Limited Partner pursuant to
Section 4.1(a)(viii) for all Allocation Years preceding the date of determination and that has been treated as allocated to the Class B Limited Partner pursuant to Section 4.1(a)(iv)(y)(III) in any Allocation Year, reduced by (but not below zero) (z) the sum of (A) the cumulative amount of Cash Available for Distribution that has been distributed to the Class B Limited Partner from the Closing Date through the date of any such determination pursuant to Sections 5.3(a)(ii), (iii), (iv) and (v), whichever the case may be, plus (B) the fair market value of any Partnership Property distributed to a Class B Limited Partner pursuant to Section 9.2(c), plus (C) the cumulative amount of cash distributed to such Class B Limited Partner pursuant to Sections 5.2(b) and 5.2(c)(i), plus (D) the cumulative amount of Net Losses, losses or deductions, whichever the case may be, that have been allocated to such Class B Limited Partner pursuant to Sections 4.1(b)(iv), 4.1(c)(x)(B), 4.1(c)(xi)(B), 4.1(c)(xii)(B)(II), 4.1(c)(xiii)(B) and 4.1(c)(xiv)(B) from the Closing Date through the date of any such determination.

     Additional Operations means the acquisition of Newly-Acquired Assets, engaging in Newly-Acquired Asset Operations or engaging in Non-PUD Operations.

     Adjusted Band Amount means the lesser of (a) the remainder of (i) the sum of the aggregate Net Income of the Partnership for the current and all prior Allocation Years, minus

(ii) the sum of the Class A Limited Partner Cumulative Priority Return of each Class A Limited Partner plus the Class B Limited Partner Cumulative Priority Return of each Class B Limited Partner from the Closing Date to the last day of such Allocation Year, or (b) the sum of (I) the product of (x) the 95-5 Band Amount times (y) the lesser of (i) 1.00 or (ii) in the event that, prior to the seventh anniversary of the Closing Date, there has been a Redemption of all or a portion of the Partnership Interests of the Class A Limited Partners or all of the Class B Limited Partners or a Liquidating Event has occurred, a fraction, the numerator of which is the number of days elapsed between the Closing Date and the date of such Redemption or Liquidating Event, as the case may be, and the denominator of which is the number of days in the period beginning on the Closing Date and ending on the seventh anniversary of the Closing Date, plus
(II) the cumulative amount of Simulated Depletion allocated to the Partners pursuant to Section 4.1(c)(ix) for the current and all prior Allocation Years.

     Adjusted Capital Account means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all deductions in respect of depletion that, as of the end of the fiscal year, are expected to be made to such Partner's Capital Account in respect of the oil and gas properties of the Partnership, (ii) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (iii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Sections 4.1(c)(i) or (ii)).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     Adjusted Property means any property the Carrying Value of which has been adjusted pursuant to Section 3.1(c).

     Adjustment Event means any event giving rise to, or otherwise involving, either (a) a post-closing adjustment to the Agreed Value of Contributed Property under Section 11.05 of the Contribution Agreement, (b) a Disposition of a Preferential Right Property, or (c) a contribution of a Consent Property.

     Adverse Change in Law means any Change in Law that does or could reasonably be expected to prevent the General Partner or a Class B Limited Partner from stepping up and recovering the tax basis of Contributed Properties to reflect the tax basis in its Partnership Interest either upon or as a result of a Redemption under Article IX or a Liquidation under Article X.

     Affiliate means, as to any Person, a Person Controlling, Controlled by or under common Control with such Person. Unless otherwise provided herein, Unocal shall be considered an

Affiliate of Pure Resources, Inc., the Partnership, the General Partner or any Class B Limited Partner.

     Agreed Allocation means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to Section
4.1 that is not a Required Allocation.

     Agreed Value of any Contributed Property means the Contribution Value of such property as determined under the Contribution Agreement (taking into account adjustments to the Contribution Value of such property specified in Sections 11.03(a), 11.03(b) and 11.05 of the Contribution Agreement).

     Agreement means this Amended and Restated Agreement of Limited Partnership, including all schedules and exhibits attached hereto, as the same may be amended from time to time.

     Allocation Year means (a) the period commencing on the Closing Date and ending on December 31, 2001 and (b) any subsequent period commencing on January 1 and ending on the following December 31 or any portion of such a subsequent period as long as the Partnership is required to allocate Net Income, Net Loss and other items of Partnership income, gain, loss or deduction pursuant to Articles V, IX and X.

     Applicable Law means any legally binding law, statute, treaty, constitution, regulation, rule, ordinance, order or requirement of approval by a Governmental Authority, or any other legally binding governmental restriction, requirement or determination, of or by a Governmental Authority.

     Bankruptcy means, with respect to any Person, a Voluntary Bankruptcy or an Involuntary Bankruptcy. This definition is intended to supercede references in Sections 17-402(a)(4) and (5) of the Act.

     BOI Default means any event of default under the BOI Loan Agreement or the IP Guaranty.

     BOI Loan means the loan made by the Partnership to Borrower pursuant to the terms of the BOI Loan Agreement.

     BOI Loan Agreement means the Senior Note Agreement between the Partnership and Borrower in substantially the form set forth in Schedule C.

     BOI Note means the promissory note evidencing the obligations of Borrower under the BOI Loan, or in the event that the BOI Note has been repaid in full in accordance with the terms thereof and if the context so permits, such cash or substituted investment or investments (including a Qualified Note) made by the Partnership with the proceeds of such principal repayment.

     Borrower means The Branigar Organization, Inc., an Illinois corporation.

     Business Day means any day not a Saturday, Sunday or legal holiday in the State of New York and on which banks are open for business in New York City.

     Calculation Period means (a) the period commencing on the Closing Date and ending on March 31, 2001 and (b) thereafter, each subsequent quarterly period commencing the day following the last day of the immediately preceding Calculation Period and ending on the last day of the next succeeding calendar quarter; provided, however, that a Calculation Period shall end on a Redemption Date or the Liquidation Date.

     Capital Account means the Capital Account maintained for a Partner pursuant to Section 3.1.

     Capital Contribution means any contribution by a Partner to the capital of the Partnership.

     Carrying Value means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, depletion, amortization and cost recovery deductions charged to the Partners' Capital Accounts in respect of such Contributed Property or Adjusted Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 3.1(c) and to reflect changes, additions or other adjustments to the Carrying Value for Dispositions and acquisitions of Partnership properties.

     Cash Available for Distribution means, on any Distribution Date, the cash and Cash Equivalents on hand (but excluding the BOI Note), less (i) reasonable reserves for anticipated, appropriate expenditures of the Partnership, including, without limitation, any obligation of the Partnership to make a payment under the Indemnity Agreement, for the two fiscal quarters following such date, (ii) Cash Equalization Reserves, and (iii) Cash Management Loans, all as determined by the General Partner in its reasonable business judgment in accordance with prudent business practices.

     Cash Equalization Reserves means reserves of up to $25 million of cash or Cash Equivalents to fund anticipated cash equalization payments under Section
9.5 in connection with potential Redemptions of Partnership Interests.

     Cash Equivalents means cash and any of the following: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit or time or demand deposits with any commercial bank that is a member of the Federal Reserve System, the parent of which issues commercial paper rated at least P-1 (or the then equivalent grade) by Moody's or A-1 (or the then equivalent grade) by S&P, is organized under the laws of the United States or any State thereof, and the long-term, unsecured debt of which is rated A-3 or better by Moody's and A- or better by S&P and having a remaining maturity of not longer than one year, or (c) debt securities rated Baa3 or better by Moody's or BBB- or better by S&P and having a remaining maturity of not longer than one year.

     Cash Management Account has the meaning set forth in Section 3.6(b).

     Cash Management Loans means those short-term loans described in Section 3.6(b) between the Partnership and Pure Resources, L.P.

     Cash Reserve Loans means those loans that the General Partner is authorized to cause the Partnership to make pursuant to Section 3.6(a) to Pure Resources, L.P., such loans to be evidenced by a promissory note in the form set forth in Schedule B.

     Certificate means the certificate of limited partnership of the Partnership filed with the Secretary of State of the State of Delaware on January 18, 2001, as such certificate of limited partnership is amended from time to time.

     Change in Law means an amendment or restatement of the Code, final legislative Regulations or any portion thereof.

     A Change of Control of Pure Resources, Inc. shall be deemed to have occurred if (i) any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding Voting Securities under an employee benefit plan of Pure Resources, Inc. or a corporation owned directly or indirectly by the stockholders of Pure Resources, Inc. in substantially the same proportions as their ownership of Voting Securities of Pure Resources, Inc., is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of Voting Securities of Pure Resources, Inc. representing more than 50% of the total Voting Rights represented by Pure Resources, Inc.'s then outstanding Voting Securities (other than Unocal or any Affiliate of Unocal),
(ii) during any one year period, individuals who at the beginning of such period constitute directors of Pure Resources, Inc. and any new director whose election by the board of directors or nomination for election by Pure Resources, Inc.'s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority of the directors of Pure Resources, Inc., or
(iii) the stockholders of Pure Resources, Inc. approve a merger or consolidation of Pure Resources, Inc. with any other person, other than a merger or consolidation which would result in the Voting Securities of Pure Resources, Inc. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 50% of the total Voting Rights represented by the Voting Securities of Pure Resources, Inc. or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Pure Resources, Inc. approve a plan of complete liquidation of Pure Resources, Inc. or an agreement for the sale or disposition by Pure Resources, Inc. of (in one transaction or a series of transactions) all or substantially all of Pure Resources, Inc.'s assets.

     Class A Limited Partners means IPP and Southland, or their permitted successors and assigns.

     Class A Limited Partner Accelerated Redemption Date has the meaning set forth in Section 9.3(d)(ii).

     Class A Limited Partner Compound Amount, means, for each day during any Calculation Period, commencing with the Calculation Period ending June 30, 2001, an amount determined for each Class A Limited Partner equal to (a) the Class A Limited Partner Priority Return Rate multiplied by (b) the remainder of (i) the Class A Limited Partner Cumulative Priority Return determined for such Class A Limited Partner as of the last day of the immediately preceding Calculation Period, minus (ii) the cumulative Distributions made to such Class A Limited Partner pursuant to Section 5.3(a)(i) from the Closing Date to the date in respect of which the Class A Limited Partner Compound Amount is being calculated for such Class A Limited Partner; provided, however, for purposes of this definition, a Distribution made to a Class A Limited Partner pursuant to Section 5.3(a)(i) on the applicable Distribution Date shall be treated as made on the last day of the Calculation Period immediately preceding such Distribution Date.

     Class A Limited Partner Cumulative Priority Return, means, as of any given day, the sum of the daily amounts determined for each Class A Limited Partner pursuant to the definition of the Class A Limited Partner Priority Return for each Calculation Period since the Closing Date, and ending on such day.

     Class A Limited Partner Option Period means the period commencing six months prior to the seventh anniversary of this Agreement.

     Class A Limited Partner Priority Return, determined for each Class A Limited Partner, means the amount determined for each day during each Calculation Period (including the first day and the last day thereof), equal to the sum of:

     (a) the Class A Limited Partner Priority Return Rate for such day multiplied by the Stated Preferred Capital of such Class A Limited Partner as of the close of business on such day; and

     (b) the Class A Limited Partner Compound Amount determined for such day;

     Class A Limited Partner Priority Return Rate means for any day during any Calculation Period, a rate per annum equal to the Class A Preferred Rate; provided, however, in the event the BOI Loan is repaid in accordance with the terms of the BOI Loan Agreement, the Class A Limited Partner Priority Return Rate shall be reset, following such repayment, to equal the Three Month Treasury Rate, in both cases divided by 365 or 366 days as the case may be during such calendar year.

     Class A Limited Partner Redemption Date has the meaning set forth in
Section 9.3(b).

     Class A Limited Partnership Interests means the Partnership Interests held by the Class A Limited Partners.

     Class A Liquidation Notice has the meaning set forth in Section 10.1(a).

     Class A Notice Event has the meaning set forth in Section 10.1(a).

     Class A Preferred Rate means for any Calculation Period, an interest rate per annum equal to the arithmetic average of the week-ending interest rates (as of the close of the last Business Day of each week) for the 84 months preceding such Calculation Period of an interest rate index that is a proxy for or a compilation of debt instruments with a remaining term of closest to ten years of an issuer or issuers whose unsecured debt is rated A2 by Moody's and A by S&P and who is a U.S. company primarily involved in industrial related businesses. The interest rate index will be determined by accessing the screen entitled "FMCI" for Fair Market Curve Indices as reported by the Bloomberg Professional Service (or any successor service selected by the General Partner in the event that such service ceases to publish such rate).

     Class B Limited Partners means Pure LP1, Pure LP2 and Pure LP3 or their permitted successors and assigns.

     Class B Limited Partner Compound Amount, means, for each day during any Calculation Period, commencing with the Calculation Period ending June 30, 2001, an amount determined for each Class B Limited Partner equal to (a) the Class B Limited Partner Priority Return Rate multiplied by (b) the remainder of (i) the Class B Limited Partner Cumulative Priority Return determined for such Class B Limited Partner as of the last day of the immediately preceding Calculation Period, minus (ii) the cumulative Distributions made to such Class B Limited Partner pursuant to Section 5.3(a)(ii) from the Closing Date to the date in respect of which the Class B Limited Partner Compound Amount is being calculated for such Class B Limited Partner; provided, however, for purposes of this definition, a Distribution made to a Class B Limited Partner pursuant to Section 5.3(a)(ii) on the applicable Distribution Date shall be treated as made on the last day of the Calculation Period immediately preceding such Distribution Date.

     Class B Limited Partner Cumulative Priority Return, means, as of any given day, the sum of the daily amounts determined for each Class B Limited Partner pursuant to the definition of the Class B Limited Partner Priority Return for each Calculation Period since the Closing Date, and ending on such day.

     Class B Limited Partner Priority Return, determined for each Class B Limited Partner, means the amount determined for each day during each Calculation Period (including the first day and the last day thereof), equal to the sum of:

     (a) the Class B Limited Partner Priority Return Rate for such day multiplied by the Stated Preferred Capital of such Class B Limited Partner as of the close of business on such day; and

     (b) the Class B Limited Partner Compound Amount determined for such day.

     Class B Limited Partner Priority Return Rate means for any day during any Calculation Period, a rate per annum equal to 9%, divided by 365 or 366 days, as the case may be during such calendar year.

     Class B Liquidation Event means a Liquidation pursuant to Section 10.2(f) resulting from delivery of a Class B Liquidation Notice.

     Class B Liquidation Notice has the meaning set forth in Section 10.1(b).

     Class B Notice Event means any distribution of Partnership Property pursuant to a Redemption of all or a portion of a Class B Limited Partner's Partnership Interest in accordance with Section 9.2, or any distribution of Cash Available for Distribution pursuant to Section 5.3(a), that reduces the aggregate Capital Accounts of the General Partner and the remaining Class B Limited Partners to less than $65 million (as adjusted pursuant to Section 3.1(c)).

     Closing Date has the meaning set forth in the preamble to this Agreement.

     Code means the United States Internal Revenue Code of 1986, as amended.

     Common Capital means, for any Partner (other than Pure LP4, IPRC and Transtates), the difference, whether positive or negative, between (i) such Partner's Capital Account and (ii) such Partner's Actual Preferred Capital balance, if any, at the time of any such determination. Any allocation among some or all Partners of items of income, gain, deduction or loss, required under this Agreement, that is based on such Partners' relative Common Capital balances, shall be made (1) when all such Partners' Common Capital balances are either positive or negative amounts, without regard to whether such amounts are positive or negative, and (2) when all such Partners' Common Capital balances are not either positive or negative amounts, only with regard to positive Common Capital balances.

     Confidential Information has the meaning set forth in Section 13.14(b).

     Consent Property means property contributed to the Partnership subsequent to the Closing Date of this Agreement pursuant to Section 4.08 of the Contribution Agreement.

     Contributed Property means each property or other asset, but excluding cash and Cash Equivalents, contributed to the Partnership pursuant to Section 3.2 and the Contribution Agreement (or any Exchange Property received in exchange therefor). Once the Carrying Value of Contributed Property is adjusted pursuant to Section 3.1(c), such property shall be referred to as Adjusted Property.

     Contributed Property Loss means (i) any Loss (other than a Loss attributable to an Uncapped Obligation) of every kind and character resulting from a Title Defect or Environmental Defect with respect to a Contributed Property or an Adjusted Property that was originally a Contributed Property, or a breach of representation, warranty, covenant or agreement of the IPP Parties under the Contribution Agreement, suffered by the Partnership (other than pursuant to a Contributed Property Value Impairment), and (ii) any Unrealized Loss resulting upon a revaluation of a Contributed Property or Adjusted Property that was originally a Contributed Property pursuant to Section 3.1(c)(iii) and attributable to a Contributed Property Value Impairment.

     Contributed Property Value Impairment means any impairment in the value of a Contributed Property or an Adjusted Property that was originally a Contributed Property of every kind and character (other than a Loss attributable to an Uncapped Obligation) resulting from a Title Defect, an Environmental Defect, or a breach of representation, warranty, covenant or agreement of the IPP Parties under the Contribution Agreement, suffered by the Partnership.

     Contribution Agreement means the Contribution Agreement, dated as of January 29, 2001, among Pure GP, Pure LP1, Pure LP2, Pure LP3, Pure LP4, IPP, Southland, IPRC, Transtates and the Partnership pursuant to which the Partners agree to make certain Capital Contributions to the Partnership.

     Control (including the terms "controlling," "controlled by" and "under common control") means, with respect to a Person, the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934) of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract, or otherwise.

     Curative Allocation means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 4.1(c)(xvi).

     Dispute has the meaning set forth in Section 12.1.

     Disposition means a sale, assignment, transfer, conveyance, gift, exchange or other disposition, whether voluntary, involuntary or by operation of law, including, without limitation, a distribution of Partnership Property either (a) in Redemption of a Class B Limited Partner's Partnership Interest pursuant to
Section 9.2, or (b) in a Liquidation of the Partnership caused by a Class B Liquidation Event, but excluding any other distribution of Partnership Property in Redemption of a Partnership Interest or in Liquidation of the Partnership.

     Distribution Date means the fifth Business Day following the end of the immediately preceding Calculation Period or, upon a BOI Default involving the payment of principal or interest, such later date upon which such BOI Default shall have been cured.

     E&P Activities has the meaning set forth in Section 2.5.

     Economic Risk of Loss has the meaning set forth in Section 1.752-2(a) of the Regulations.

     Effective Time has the meaning set forth in Section 1.01 of the Contribution Agreement.

     Environmental Defect has the meaning set forth in Section 1.01 of the Contribution Agreement.

     Environmental Laws has the meaning set forth in Section 1.01 of the Contribution Agreement.

     Exchange Property means any property received by the Partnership pursuant to an Exchange Transaction.

     Exchange Property Loss means any unreimbursed Loss suffered by the Partnership attributable to Exchange Property resulting from (i) any violation of Environmental Laws, (ii) any claim made against the Partnership based primarily on a tortious act committed by or on behalf of the Partnership, or resulting from the gross negligence or willful or wanton misconduct by or on behalf of the Partnership, or (iii) any encumbrance, encroachment, irregularity, defect in or objection to or failure of the Partnership's ownership of any Exchange Property or any default by the Partnership under any lease or other contract or agreement relating to any Exchange Property that would (a) have a material adverse effect on the operation, value or use of such Exchange Property, (b) prevent the Partnership from receiving the proceeds of production attributable to the Partnership's interest therein, or (c) result in cancellation of the Partnership's interest therein.

     Exchange Transaction means any transaction involving a sale, assignment, transfer, exchange or other Disposition of Contributed Property or Adjusted Property that was originally a Contributed Property (i) that does not result in the allocation, or recognition, of gain to any Class A Limited Partner in accordance with Code Sections 704(c)(1)(A), 704(c)(1)(B) or 737(a), and (ii) if the transaction involves a disposition of Contributed Property or an Adjusted Property that was originally a Contributed Property and the Fair Market Value of the transaction is $5,000,000 or more, with respect to which the General Partner has obtained and delivered to the affected Class A Limited Partner a reasoned tax opinion from a nationally recognized accounting or law firm (which may be the nationally recognized accounting or law firm regularly retained by the General Partner or its Affiliates) issued to the affected Class A Limited Partner that such transaction should not result in the allocation, or recognition, of gain to such Class A Limited Partner in accordance with Code Sections 704(c)(1)(A), 704(c)(1)(B) or 737(a).

     Extraordinary Asset Disposition means any Disposition by the Partnership of Contributed Property, Adjusted Property that was originally a Contributed Property, or Exchange Property, to the extent that the total proceeds of (or, in the case of a Disposition of Partnership Property pursuant to a Redemption under
Section 9.2 or a Class B Liquidation Event, the Fair Market Value of the property subject to) such Disposition, when added to the proceeds or Fair Market Value, whichever the case may be, of all prior Dispositions of Contributed Property, Adjusted Property that was originally a Contributed Property, or Exchange Property, exceeds $25,000,000; provided, however, that an Extraordinary Asset Disposition will not include any of (i) an involuntary Disposition of Contributed Property, Adjusted Property that was originally a Contributed Property or Exchange Property by the Partnership that occurs as a result of an eminent domain proceeding or the Bankruptcy of the Partnership, (ii) an Exchange Transaction, (iii) any transaction occurring in connection with the formation of the Partnership, (iv) any other Disposition with respect to which all of the Partners otherwise agree, or (v) any Disposition of a Preferential Right Property that occurs as contemplated in Section 4.07 of the Contribution Agreement.

     Fair Market Value means the fair market value of all Partnership assets (including, without limitation, cash or Cash Equivalents) as reasonably determined by the General Partner, using such reasonable methods of valuation as it may adopt; provided, however, that the valuation of oil and gas properties shall be considered reasonable in the event that it (A) is based upon an audit by a third party engineering firm of an engineering report prepared by employees of the General Partner and/or any of its Affiliates, (B) utilizes a discount factor of 10% on a pretax basis, (C) contains pricing assumptions based on NYMEX strip pricing for the five years following such determination (and such prices are not escalated for periods thereafter), and (D) utilizes such assumptions as to location, pricing adjustments, capital expenditures and lease operating expenses as reasonably determined by the General Partner. The value of unexplored acreage will be reviewed for any material changes in value from the date of acquisition by the Partnership. Unless the General Partner determines otherwise, based on all reasonably available information, the unexplored acreage will be included at its Carrying Value (before making any adjustments provided herein). Assets and liabilities other than oil and gas properties will be included at the amount reported on the most recent financial report provided pursuant to Section
4.4 of this Agreement.

     Farmout means an agreement by which the Partnership assigns or agrees to assign all or part of its interest in specific acreage to another party (the "farmee"), and in consideration for such assignment or agreement, will receive some interest (such as a carried or back-in interest, an overriding royalty interest, an oil and gas payment, a working interest after payout or other type of interest) from the farmee upon the fulfillment of certain conditions.

     General Partner means Pure GP and its permitted successors or assigns.

     Governmental Authority means the United States of America, any state, any county, or any city or local governmental authority, or any political subdivision, agency, department, commission, board, agency or other instrumentality of any of the foregoing.

     Indemnitee has the meaning set forth in Section 7.2.

     Indemnity Agreement means the Indemnity Agreement under which the General Partner and the Partnership act as co-indemnitors in indemnifying the Class A Limited Partners from the losses identified therein, the form of which is set forth in Schedule D.

     Involuntary Bankruptcy means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar Applicable Law, or the filing of any such petition against such Person, that shall not be dismissed or stayed within 60 days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person that shall not be dismissed or stayed within 60 days.

     IP Guaranty means the guaranty by International Paper Company of Borrower's obligations under the BOI Loan Agreement, the form of which is included as an exhibit to the BOI Loan Agreement.

     IPP Parties has the meaning set forth in Section 1.01 of the Contribution Agreement.

     Lien means any mortgage, pledge, hypothecation, assignment for security, encumbrance, lien (statutory or other), security interest or other security device or arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same effect as any of the foregoing).

     Limited Partner means a Class A Limited Partner, a Class B Limited Partner and, except as otherwise provided in this Agreement, Pure LP4, IPRC and Transtates.

     Liquidating Event has the meaning set forth in Section 10.2.

     Liquidation has the meaning set forth in Section 10.3(a).

     Liquidation Date has the meaning set forth in Section 10.3(a).

     Liquidator has the meaning set forth in Section 10.3(a).

     Loss means any and all claims, liabilities, losses, damages, causes of action, penalties, judgments, settlements, costs and expenses (including, without limitation, involving theories of negligence or strict liability and including court costs and attorneys' fees).

     LP Area means the area covered by the existing leases described in Exhibit A of the Contribution Agreement and any binding agreement regarding an area of mutual interest described in a joint operating agreement governing such leases, as such area may be increased or decreased under the terms, or upon the expiration, of any such leases and joint operating agreements.

     Master Offset Agreement means that certain Master Offset Agreement, dated of even date herewith, by and among the Partnership, the Class A Limited Partners, and the Borrower.

     Material Adverse Effect means (i) a material adverse effect on the financial condition or operations of the Partnership; (ii) a material adverse effect on the rights and remedies of any Class A Limited Partner or Class B Limited Partner, as applicable, under any of the Operative Documents; or (iii) a material adverse effect on the Partnership Interests of the Class A Limited Partners or Class B Limited Partners, as applicable.

     Minimum Equity Limitation has the meaning set forth in Section 5.3(a).

     Moody's means Moody's Investors Service, Inc. or any successor to its business by merger or consolidation.

     Net Agreed Value means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 3.1(c)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

     Net Income means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with
Section 3.1(b) and shall include Simulated Gains and Simulated Losses (unless allocated under Section 4.1(c)), but the calculation of Net Income shall not include, and shall only be made after giving effect to the allocation of, any items allocated under Section 4.1(c). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

     Net Loss means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with
Section 3.1(b) and shall include Simulated Gains and Simulated Losses (unless allocated under Section 4.1(c)), but the calculation of Net Loss shall not include, and shall only be made after giving effect to the allocation of, any items allocated under Section 4.1(c). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Income, or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

     Newly-Acquired Assets means working interests, overriding royalty interests, and other interests in oil and gas properties and related facilities located in the LP Area other than Consent Properties or Exchange Properties and acquired by the Partnership after the Closing Date.

     Newly-Acquired Asset Operations has the meaning set forth in Section 3.3(a)(ii).

     95-5 Band Amount means, as of any date, the product of (a) $200 million and
(b) the quotient of (i) $270 million, minus the Holdback Value (as defined in the Contribution Agreement), minus any decrease in the Contribution Value pursuant to Section 11.03(b) (excluding Section 11.03(b)(iv)), 11.05(b) or 4.07 of the Contribution Agreement as of such date, plus any increase in the Contribution Value pursuant to Section 11.03(a), 11.05(b) or 4.08 of the Contribution Agreement as of such date, divided by (ii) $260 million.

     Non-PUD Operations has the meaning set forth in Section 3.3(a)(iii).

     Nonrecourse Deductions means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

     Nonrecourse Liability has the meaning set forth in Section 1.752-1(a)(2) of the Regulations.

     Operative Documents means this Agreement, the Contribution Agreement, the BOI Loan Agreement (and the BOI Note issued in accordance therewith), the Master Offset Agreement, the Indemnity Agreement, the IP Guaranty and the Pure Guaranty.

     Parent means, with respect to a particular Person, the Person that Controls such particular Person and that is not itself Controlled by any other Person; provided that in the case of Pure GP, Pure LP1, Pure LP2, Pure LP3 and Pure LP4, the ultimate Parent will be deemed to be Pure Resources, Inc., a Delaware corporation.

     Partner means the General Partner or any Class A Limited Partner, Class B Limited Partner, Pure LP4, IPRC and Transtates (except as otherwise provided), but such term does not include any Person who has ceased to be a partner in the Partnership.

     Partner Nonrecourse Debt has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

     Partner Nonrecourse Debt Minimum Gain has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

     Partner Nonrecourse Deductions means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

     Partnership means the limited partnership formed under the laws of the State of Delaware on January 18, 2001, and continued pursuant to this Agreement, namely, Pure Partners, L.P.

     Partnership Interest means an interest in the Partnership, including the right to receive distributions of Partnership Property and the right to receive allocations of income, gain, loss, deduction or credit of the Partnership, if and solely to the extent provided herein.

     Partnership Minimum Gain means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     Partnership Property means all properties, rights and assets of any nature (including, without limitation, cash, real property, personal or mixed property, tangible or intangible property) owned by the Partnership.

     Permitted Assets means:

     (a)  Contributed Property, Adjusted Property and Exchange Property;

     (b)  Newly-Acquired Assets;

     (c)  cash and Cash Equivalents;

     (d)  the BOI Note;

     (e) receivables and other similar assets arising in the ordinary course of the Partnership's business;

     (f) oilfield equipment and other similar equipment held or used in the ordinary course of E&P Activities;

     (g) office equipment, office space, office leases, and other similar items held or used in the ordinary course of the Partnership's business;

     (h)  any other assets as mutually agreed upon by all the Partners;

     (i)  contracts relating to hedging transactions described in Section 2.5;

     (j) assets similar in nature to those defined in Section 2.02 of the Contribution Agreement or any other assets the General Partner reasonably determines are necessary to perform the purposes of the Partnership described in
Section 2.5; and

     (k)  Cash Reserve Loans and Cash Management Loans.

     Permitted Transferee means a Person or any Affiliate of such Person whose senior, long-term, unsecured debt is rated Baa3 or higher by Moody's or BBB- or higher by S&P after the acquisition of such Partnership Interest and has assets with a fair market value, net of liabilities, of at least $500 million, or if such Person does not have a class of debt securities that is rated by Moody's or S&P, such Person has assets with a fair market value, net of liabilities, of at least $500 million.

     Person means any natural person, firm, association, trust, corporation, partnership, limited liability company, other entity or Governmental Authority.

     Preferential Right Property means any Partnership Property disposed of by the Partnership pursuant to the exercise by a third party of a preferential right to purchase as contemplated by Section 4.07 of the Contribution Agreement.

     Preferred Capital means, with respect to any Class A or Class B Limited Partner, the amount designated Preferred Capital of such Partner in Schedule A as such amount may be increased or decreased for Post-Closing Adjustments (as defined in the Contribution Agreement) and increased (i) with respect to any Class A Limited Partner, by such Partner's share of the Agreed Value of any Consent Properties and (ii) with respect to any Class B Limited Partner, the additional Capital Contribution required to be made by such Class B Limited Partner pursuant to Section 4.08 of the Contribution Agreement.

     Project Ratios means the ratios in which Pure LP4 and Transtates share in the costs and revenues, and the related items of income, gain, loss, deduction and credit, with respect to Additional Operations, which ratios shall be (i) where both Partners participate in such Additional Operation, 95% to Pure LP4 and 5% to Transtates, and (ii) where only Pure LP4 participates in such Additional Operation, 100% to Pure LP4.

     Purchase and Sale Agreement means the Agreement for Purchase and Sale among International Paper Company, International Paper Realty Corporation, IP Farms, Inc., IP Petroleum Company, Inc., IP Timberlands Operating Company, Ltd., GCO Minerals Company, The Long-Bell Petroleum Company, Inc., American Central Corporation and Champion Realty Corporation, as sellers, and Pure Resources, L.P., as buyer, dated as of January 29, 2001.

     Pure Credit Agreement means (a) the $250 million Credit Agreement (Five-Year Revolving Credit Facility) and the $250 million Credit Agreement (364-Day Revolving Credit Facility), both dated as of September 29, 2000, among Pure Resources, Inc., The Chase Manhattan Bank, as Administrative Agent, First Union National Bank, as Syndication Agent and other financial institutions now or hereafter parties thereto, and (b) any replacement or successor bank lending facility to those identified in clause (a) above.

     Pure Guaranty means the guaranty by Pure Resources, L.P. in the form attached as Schedule E.

     Pure Option Period means the period commencing on the earliest to occur of
(i) the tenth day after the seventh anniversary of the Closing Date, (ii) a BOI Default, (iii) an Adverse Change in Law, or (iv) a breach of any of the material terms, covenants and obligations required to be performed or observed by the IPP Parties pursuant to this Agreement or the IP Guaranty.

     Pure Redemption Date has the meaning set forth in Section 9.1(b).

     Qualified Note means a debt instrument (i) at a rate higher than the Thirty Day Treasury Rate, (ii) issued by an issuer whose unsecured debt having a term of more than one year (after giving effect to the issuance of such debt instrument) would be rated BBB- or higher by S&P and Baa3 or higher by Moody's and including (a) those terms that are necessary to cause it to be valued at par when issued and every quarter thereafter and at any time at which an adjustment to the Carrying Value of such debt instrument would be required, and (b) such other material terms that are not different in any material respect to the holder of such debt instrument than those contained in the BOI Loan Agreement and the BOI Note.

     Reasonable Efforts means efforts that are commercially reasonable under all the relevant facts and circumstances, but shall not require taking any action that would, in the reasonable judgment of the General Partner, be disadvantageous to the Partnership or any of its Partners from a financial or business standpoint.

     Redemption means the redemption by the Partnership of a Partner's Partnership Interest pursuant to Article IX.

     Regulations means the income tax regulations, including temporary regulations, promulgated under the Code.

     Required Allocations means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to Sections 4.1(c)(i),(ii),(iii),(v),(vi) and (vii), such allocations being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code.

     Reserve Report means the report prepared by Ryder Scott & Company dated July 1, 2000, setting forth oil and gas reserve estimates for the Contributed Property.

     Rules has the meaning set forth in Section 12.1(a).

     S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business by merger or consolidation.

     Section 613A(c)(7)(D) Items has the meaning set forth in Section 4.4(b).

     Simulated Basis means the Carrying Value of any oil and gas property (as defined in Section 614 of the Code).

     Simulated Depletion means, with respect to each oil and gas property, a depletion allowance computed in accordance with federal income tax principles (as if the Simulated Basis of the property were its adjusted tax basis) and in the manner specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any property, the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance, in the aggregate, exceed such Simulated Basis.

     Simulated Gain means the excess of the amount realized from the sale or other Disposition of an oil or gas property over the Carrying Value of such property.

     Simulated Loss means the excess of the Carrying Value of an oil or gas property over the amount realized from the sale or other Disposition of such property.

     Special Tax Amount means, with respect to any Extraordinary Asset Disposition or a Tax Indemnified Event, an amount equal to the product of (i) the amount of income or gain from such Extraordinary Asset Disposition or Tax Indemnified Event either allocated to, or recognized by, a Class A Limited Partner in accordance with Code Sections 704(c)(1)(A), 704(c)(1)(B) or 737(a), multiplied by (ii) a fraction, the numerator of which is the Tax Rate and the denominator of which is one minus the Tax Rate. For this purpose, the Tax Rate means the highest marginal federal tax rate applicable to U.S. corporations for the fiscal year in which such Extraordinary Asset Disposition or Tax Indemnified Event occurs, plus five percentage points.

     Stated Preferred Capital means (i) for any Class A Limited Partner, (x) the Preferred Capital of such Partner (or its predecessor in interest) reduced by (but not below zero) (y) the cumulative amount of cash distributed to such Class A Limited Partner pursuant to Sections 5.2(c)(ii) and 9.4 and (ii) for any Class B Limited Partner, (x) the Preferred Capital of such Partner (or its predecessor in interest) reduced by (but not below zero) (z) the sum of (A) any Cash Available for Distribution distributed to such Partner pursuant to Sections 5.3(a)(iii), (iv) and (v), whichever the case may be, plus (B) the fair market value of any Partnership Property distributed to a Class B Limited Partner pursuant to Section 9.2(c), plus (C) the cumulative amount of cash distributed to such Class B Limited Partner pursuant to Sections 5.2(b) and 5.2(c)(i).

     Subsequent Contribution has the meaning set forth in Section 3.3(a).

     Subsidiary means, as to any Person, (a) any corporation of which more than fifty percent (50%) of its Voting Securities are at the time of determination owned by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a fifty percent (50%) common equity interest at the time of determination.

     Suspension Event means (i) an applicable court of law with proper jurisdiction with respect to the specific issue shall have rendered a final, non-appealable judgment against Pure Resources, Inc. or any of its Affiliates (other than Unocal) in excess of $25 million (net of insurance proceeds payable with respect thereto) or, if the Pure Credit Agreement contains a similar provision as an event of default therein, such higher amount as may be set forth in the

Pure Credit Agreement, which judgment remains undischarged for at least 30 consecutive days or (ii) Pure Resources, Inc. or any of its Affiliates (other than Unocal) shall fail to make any payment or payments of principal of or interest on any indebtedness of Pure Resources, Inc. or any of its Affiliates (other than Unocal) in excess of $25 million in the aggregate, or, if the Pure Credit Agreement contains a similar provision as an event of default therein, such higher amount as may be set forth in the Pure Credit Agreement (whether at stated maturity, by acceleration, or demand or otherwise) after giving effect to any applicable grace period.

     Tax Indemnified Event means any distribution of Partnership Property by the Partnership pursuant to (a) a Redemption, in whole or in part, of a Partnership Interest or Liquidation of the Partnership (or any other distribution of Partnership Property) that is in violation of the terms of this Agreement or (b) a Liquidation of the Partnership pursuant to Section 10.2(f) as a result of a
Section 10.1(a)(iii) Class A Notice Event if, pursuant to Article XII, it is determined that the General Partner or the Guarantor has committed an intentional and willful breach of any of the material terms, covenants or obligations required to be performed or observed by it pursuant to this Agreement, the Pure Guaranty or the Indemnity Agreement; provided that, if prior to any distribution of Partnership Property, the General Partner obtains the written consent of the Class A Limited Partners to make such distribution, such distribution of Partnership Property will not be treated as a Tax Indemnified Event.

     Taxes means all federal, state, county, local or tribal taxes, assessments and other governmental charges, together with any interest or penalties thereon.

     Three Month Treasury Rate means, for any Calculation Period as of the close of business on the date two Business Days prior to the first Business Day of such Calculation Period, an interest rate per annum equal to the average of the bid and offered rates quoted for the U.S. Treasury Bill Security that is closest to three months in maturity. The interest rate will be determined by accessing the screen entitled "PX1" for U.S. Treasury Bill Securities as reported by the Bloomberg Professional Service (or any successor service selected by the General Partner in the event that such service ceases to publish such rate).

     Title Defect has the meaning set forth in Section 4.02 of the Contribution Agreement.

     Uncapped Obligation has the meaning set forth in Section 1.01 of the Contribution Agreement.

     Unocal means Union Oil Company of California and its direct and indirect subsidiaries other than Pure Resources, Inc. and its direct and indirect subsidiaries.

     Unrealized Gain attributable to any item of Partnership Property means, as of any date of determination, the excess, if any, of (a) the Fair Market Value of such property as of such date over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.1(c) as of such date).

     Unrealized Loss attributable to any item of Partnership Property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.1(c) as of such date) over
(b) the Fair Market Value of such property as of such date.

     Voluntary Bankruptcy means, with respect to any Person: (a) (i) the inability of such Person generally to pay its debts as such debts become due,
(ii) the failure of such Person generally to pay its debts as such debts become due, or (iii) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition by such Person seeking to adjudicate it a bankrupt or an insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property or the filing of an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature; or (c) action taken by such Person to authorize any of the actions set forth above.

     Voting Rights means the voting and approval powers of the stockholders in a corporation (including the power to select directors), the powers of voting and approval of the members in a limited liability company (including the power to select managers or to act as managers, as applicable) and the approval and management powers of partners in a partnership.

     Voting Securities means any securities of any Person that vote generally in the election of directors.

                                  ARTICLE II
                        STRUCTURE, PURPOSE AND DURATION

     Section 2.1  Structure.  The Partners hereby agree that the Partnership
                  ---------
shall be governed by this Agreement. Pure GP shall be the General Partner, IPP and Southland shall be Class A Limited Partners, Pure LP1, Pure LP2 and Pure LP3 shall be Class B Limited Partners, and Pure LP4, IPRC and Transtates shall be additional Limited Partners.

     Section 2.2  Name of the Partnership.  The name of the Partnership is Pure
                  -----------------------
Partners, L.P., and all Partnership business must be conducted in that name or such other names that comply with Applicable Law as the General Partner may select from time to time.

     Section 2.3  Certificate of Limited Partnership.  The General Partner has
                  ----------------------------------
filed the Certificate with the Secretary of State of the State of Delaware. Prior to the Partnership's conducting business in any jurisdiction other than Delaware, the General Partner shall have the authority to cause the Partnership to comply, and shall cause the Partnership to comply to the extent those matters are reasonably within the control of the General Partner, with all requirements necessary to qualify the Partnership as a foreign limited partnership in that jurisdiction other than with respect to such qualifications which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect. At the request of the General Partner, each Partner shall execute, in the manner required, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to form, qualify, continue and, where appropriate, terminate the Partnership as a limited partnership under the laws of the State of Delaware, and to qualify, continue and, where appropriate, terminate the Partnership as a foreign limited partnership in all other jurisdictions in which the Partnership may conduct business.

     Section 2.4  [Intentionally omitted.]

     Section 2.5  Purposes of the Partnership. The purposes of the Partnership
                  ---------------------------
are (a) to acquire the Contributed Properties, Newly-Acquired Assets and Exchange Properties, (b) to hold, maintain, renew, explore, drill, develop and operate such properties; (c) to produce, collect, store, treat, deliver, market, sell or otherwise dispose of oil, gas and related hydrocarbons and minerals from such properties; (d) to Farmout, sell, abandon and otherwise dispose of Partnership Properties; (e) to engage in Exchange Transactions; (f) to enter into commodity hedging transactions in order to minimize the risk associated with the fluctuation of prices to be received by the Partnership from the sale of oil, gas and related hydrocarbons and minerals from Partnership Properties and financial hedging transactions in order to manage the Partnership's interest rate exposure with respect to investments made by the Partnership (other than the BOI Note (but not cash or Cash Equivalents received upon a repayment thereof) or a Qualified Note), whether on organized exchanges or otherwise; (g) to enter into the BOI Loan Agreement with Borrower in substantially the form set forth in Schedule C and loan the amounts provided thereunder; (h) to enter into the Indemnity Agreement, and (i) to take all such other actions incidental to any of the foregoing or as expressly set forth herein or in the Operative Documents as the General Partner may determine to be necessary or desirable (the foregoing clauses, other than clauses (g) and (h) hereof, being referred to collectively as "E&P Activities").

     Section 2.6  No Withdrawal or Resignation. Each Partner hereby agrees that
                  ----------------------------
it will not, and does not have the power to, voluntarily withdraw or resign as a Partner before termination of the Partnership in accordance with Article X; provided, however, that a Partner may dispose of its Partnership Interest in accordance with Article VIII and the Class A and Class B Limited Partners may require the Redemption of their Partnership Interests in accordance with Article IX.

     Section 2.7  Competitive Activities.  A Partner or an Affiliate of a
                  ----------------------
Partner may engage in E&P Activities and possess interests in oil and gas properties and other business ventures of any and every type and description, independently or with others, including activities, interests and ventures in competition with the Partnership and located inside or outside the LP Area, with no obligation to offer to the Partnership, any other Partner or any Affiliates of another Partner the right to participate therein. No Partner or any of its Affiliates shall be liable in any way to the Partnership or any other Partner for breach of fiduciary or other duty by reason of participating in activities, interests and business ventures as provided in the preceding sentence. In the interest of clarity, the Partners acknowledge that (i) the General Partner and its Affiliates currently engage in and possess, and agree that the General Partner and its Affiliates may continue to engage in and possess, interests in other activities, interests and business ventures of any and every type and description, independently or with others, including without limitation the ownership, acquisition, exploration, development, operation and management of oil and gas properties located both inside and outside of the LP Area and the ownership of interests in partnerships similar to this Partnership, (ii) it is specifically understood and agreed that no Partner, including the General Partner, shall be required to devote full time to Partnership business, and (iii) a Partner and its Affiliates may engage in or possess interests in other oil and gas activities, properties and ventures without first offering the other Partners the right to participate in such activities, properties or ventures. Neither the Partnership nor any other Partner shall by virtue of this Agreement have any right, title or interest in or to such independent activities, properties or ventures. Notwithstanding the foregoing, a Partner may not acquire additional oil and gas properties within the LP Area, except to the extent the Partner owned such oil and gas properties in the LP Area as of or prior to the Closing Date, without first offering the other Partners the right to participate in such purchase by virtue of their respective Partnership Interests by making Subsequent Contributions pursuant to Section 3.3.

     Section 2.8  Waiver of Right of Partition.  All Partnership Property shall
                  ----------------------------
be owned by the Partnership, and no Partner shall have any ownership interest in the Partnership Property or any portion thereof. Except as set forth in Articles IX and X, each Partner, to the extent permitted by Applicable Law, hereby waives its rights to partition the Partnership Property and, to that end, agrees that it will not seek or be entitled to partition any Partnership Property, whether by physical partition, judicial sale or otherwise, until the termination of this Agreement.

     Section 2.9  Term.  The Partnership shall continue its existence without
                  ----
interruption until terminated in accordance with Article X.

     Section 2.10 Principal Place of Business. The principal office and place of
                  ---------------------------
business of the Partnership shall be at the offices of the General Partner in Midland, Texas, or such other location as the General Partner may select from time to time, in its sole discretion.

     Section 2.11 Registered Agent and Registered Office.  The name and address
                  --------------------------------------
of the registered agent of the Partnership in the State of Delaware, upon whom process may be served, and the address of the registered office of the Partnership in the State of Delaware, is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The General Partner shall notify the Limited Partners of any change in the registered office of the Partnership.

                                  ARTICLE III
          CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

     Section 3.1  Capital Accounts.  (a)  The Partnership shall maintain for
                  ----------------
each Partner a Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the cash amount or the Net Agreed Value of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 3.1(b) and allocated to such Partners pursuant to Section 4.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss (including, without limitation, expenditures of the Partnership that are neither deductible nor capitalized for federal income tax purposes) computed in accordance with Section 3.1(b) and allocated to such Partner pursuant to Section 4.1.

     (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

          (i) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

          (ii) Any income, gain or loss attributable to the taxable disposition of any Partnership Property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (iii) Upon an adjustment pursuant to Section 3.1(c) to the Carrying Value of any Partnership Property subject to depreciation, cost recovery, depletion or amortization, any further deductions for such depreciation, cost recovery, depletion or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

     (c)  (i)   In accordance with the provisions of Treasury Regulation Section
     1.704-1(b)(2)(iv)(f), upon a Partner's contribution to the Partnership of cash or properties in exchange for an interest in the Partnership, the Capital Accounts of all Partners and the Carrying Values of all Partnership Properties shall, immediately prior to such issuance, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to the Partnership Properties, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance for an amount equal to its Fair Market Value and had been allocated to the Partners at such time pursuant to Section 4.1. Notwithstanding anything to the contrary herein, the Partners agree that there will be no revaluation of the Partnership Properties pursuant to this
     Section 3.1(c)(i) and, thus, no adjustments to Partners' Capital Accounts pursuant hereto, upon a Partner's contribution to the Partnership of cash or properties either (a) in connection with an Adjustment Event or (b) by Pure LP4 and Transtates pursuant to Section 3.3(a).

          (ii) In accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership Property (other than a distribution of cash that is not in redemption or retirement of an interest in the Partnership) the Capital Accounts of all Partners and the Carrying Value of all Partnership Property (including the Partnership Property to be distributed) shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership Property, as if such Unrealized Gain or

     Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its Fair Market Value, and had been allocated to the Partners, at such time, pursuant to Section
     4.1. Notwithstanding anything to the contrary herein, the Partners agree that there will be no revaluation of the Partnership Properties (other than the Partnership Property being distributed) pursuant to this Section 3.1(c), and, thus, no adjustments to Partners' Capital Accounts pursuant to this Section 3.1(c)(ii), upon the Partnership's distribution of cash or properties to a Partner either (a) in connection with an Adjustment Event or (b) pursuant to any transaction that does not alter the relative Common Capital of the Partners.

          (iii) In the event of a Contributed Property Value Impairment, the Capital Accounts of the Partners and the Carrying Value of the affected property shall be adjusted downward to reflect the Contributed Property Loss resulting from the Contributed Property Value Impairment as if such Unrealized Loss had been recognized in a sale of such property immediately after the Contributed Property Value Impairment and had been allocated to the Partners pursuant to Section 4.1(c)(xii).

     Section 3.2  Contributions Under the Contribution Agreement.  Each partner
                  ----------------------------------------------
shall make the Capital Contributions described in the Contribution Agreement. Schedule A sets forth each Partner's Capital Contribution as of the Closing Date. The General Partner will amend Schedule A from time to time in order to reflect any adjustments in the amount of Capital Contributions made to the Partnership pursuant to the Contribution Agreement.

     Section 3.3  Subsequent Contributions by Transtates and Pure LP4.  (a) The
                  ---------------------------------------------------
General Partner shall request (with respect to subsection (i) below), and the General Partner may request (with respect to subsections (ii) and (iii) below) that Transtates and Pure LP4 make additional cash Capital Contributions in the Project Ratios ("Subsequent Contributions") for the following purposes:

          (i)     To acquire Newly-Acquired Assets;

          (ii) To engage in E&P Activities with respect to all Newly-Acquired Assets (such activities being hereinafter referred to as "Newly-Acquired Asset Operations"); and

          (iii) To engage in E&P Activities with respect to any Contributed Property or Adjusted Property to the extent costs related thereto are not contemplated in the Reserve Report (such activities being hereinafter referred to as the "Non-PUD Operations");

provided, however, that in the event that the General Partner shall have requested Subsequent Contributions with respect to any items specified in the preceding subsections and either Transtates or Pure LP4 do not make any such Subsequent Contributions, such noncontributing Partner will not have the right to receive notices or make Subsequent Contributions with respect to any subsequent E&P Activities that result directly from the original acquisition or operation.

     (b) The General Partner shall notify Transtates and Pure LP4 of the need for Subsequent Contributions to the extent required to do so in accordance with
Section 3.3(a)(i) or
to the extent otherwise determined by the General Partner (subject in each case to the proviso at the end of Section 3.3(a)). Any such notice shall include (i) the amount of requested Subsequent Contributions, which will be in the Project Ratios, and (ii) a statement in reasonable detail of the proposed uses of such Subsequent Contributions and a date (which date shall be no sooner than five Business Days following the receipt by Transtates and Pure LP4 of such notice unless the Partnership shall be subject to a shorter time period under an applicable "authority for expenditure", in which case such shorter time period, not to be less than 24 hours, shall apply) on or before which (A) Transtates and Pure LP4 must notify the General Partner of their election to make any such Subsequent Contributions, and (B) the date by which the Subsequent Contributions shall be made to the Partnership in the event that Transtates or Pure LP4 shall have elected to make such Subsequent Contributions. In the event that Transtates or Pure LP4 shall fail to respond to such notice, such failure to respond will be deemed to be an election not to contribute its share of Subsequent Contributions. No Partner shall be required or committed to make any Subsequent Contribution unless it shall otherwise agree. Any Subsequent Contribution made by Transtates or Pure LP4 shall be credited to its Capital Account.

     (c) In the event that either Transtates or Pure LP4 elects not to make, or is not offered the opportunity to make, a Subsequent Contribution described in
Section 3.3(a), the General Partner may (i) require that the contributing Partner make all of the Subsequent Contributions requested pursuant to Section 3.3(b), or (ii) cause the Partnership to Farmout the Partnership Property to which any Newly-Acquired Asset Operation or Non-PUD Operation pertains pursuant to Section 3.3(d).

     (d) Under any circumstances, the General Partner may cause the Partnership to Farmout the Partnership Property to which the Additional Operation pertains. The terms of any Farmout to the farmee shall be on such terms as the General Partner shall determine and in such form as prescribed by the General Partner. The Limited Partners agree that the General Partner may cause the Partnership to enter into any Farmout with the General Partner or any of its Affiliates if (A) with respect to any Partnership Property located offshore, the terms of the Farmout permit the farmee to earn the greater of the entire block to which such Additional Operation pertains or 5,000 acres, (B) with respect to any Partnership Property located onshore, the terms of the Farmout permit the farmee to earn the acreage designated to the prospect to which such Additional Operation pertains, and (C) with respect to both offshore and onshore properties such Farmout provides that if, as and when the total amount of revenues (after deduction for royalties and severance, production, ad valorem, excise and other taxes (other than federal income taxes) received by the General Partner and/or its Affiliate derived from the Additional Operation equals 200% of the total amount of costs (including all costs of acquiring, drilling, completing and operating such operation) incurred in conducting the Additional Operations (when such revenues exceed 200% of such costs, "payout"), the Partnership will earn a 1/8th working interest after payout in such acreage or prospect, respectively, reduced proportionately to the interest owned by the Partnership. Except as provided in this Section 3.3(d), neither the General Partner nor any of its Affiliates, in their capacity as farmee under any Farmout, shall have any duty or owe any obligation to the Partnership or the Limited Partners to remit to the Partnership any other consideration that they might receive from or attributable to such Farmout. In the event that the Partnership receives an arms-length offer to enter into a Farmout from an independent third party that is not an Affiliate of the General Partner on terms that are less favorable to the Partnership than those set forth in the immediately preceding sentence, the General Partner may also cause the Partnership to make a Farmout to the General Partner or its Affiliate in accordance with the terms of such offer.

     (e) Notwithstanding the foregoing provisions of this Section 3.3, in the event a Suspension Event shall have occurred and be continuing with respect to the General Partner and/or any of its Affiliates (other than Unocal), the General Partner shall during the pendency of such Suspension Event have no right to call for additional Capital Contributions under this Section 3.3.

     Section 3.4  Issuances of Additional Partnership Interests.  Subject to
                  ---------------------------------------------
Section 3.3, the Partnership may issue additional equity interests in the Partnership to a Person that makes a Capital Contribution, but only with the consent of all Partners, which consent will not be unreasonably withheld and, other than as provided in Section 3.3 and as provided in the Contribution Agreement, no Partner is entitled to make additional Capital Contributions to the Partnership without the consent of all Partners.

     Section 3.5  Return of Contributions.  Except as explicitly provided
                  -----------------------
herein, a Partner is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Partnership or of any Partner.

     Section 3.6  Loans to and from Partners.    (a)  The General Partner may,
                  --------------------------
but shall in no case be required to, cause the Partnership to make Cash Reserve Loans to Pure Resources, L.P. at any time following the formation of the Partnership. Cash Reserve Loans will be fully recourse, unsecured demand loans. The Cash Reserve Loans shall be funded with the Cash Equalization Reserves and, in no event, shall such loans, outstanding at any point in time, exceed the Cash Equalization Reserves as of such point in time.

     (b) In addition to Cash Reserve Loans, the Partnership may enter into Cash Management Loans with Pure Resources, L.P. A loan account ("Cash Management Account") shall be established and maintained for any Cash Management Loan between Pure Resources, L.P. and the Partnership. A Cash Management Loan made by Pure Resources, L.P. to the Partnership will be credited to the Cash Management Account and a Cash Management Loan made by the Partnership to Pure Resources, L.P. shall be debited to the Cash Management Account. Credit balances in the Cash Management Account shall constitute a fully recourse, unsecured demand liability of the Partnership to Pure Resources, L.P. The credit balances in the Cash Management Account may not, at any time, exceed $40 million. Debit balances in the Cash Management Account shall constitute a fully recourse, unsecured demand liability of Pure Resources, L.P. to the Partnership. The debit balances in a Cash Management Account may not, at any time, exceed $40 million.

     (c) Cash Management Loans and Cash Reserve Loans shall bear interest at an interest rate of 9% per annum. Notwithstanding any provision to the contrary above, the General Partner shall demand repayment by Pure Resources, L.P. of all Cash Reserve Loans and Cash Management Loans if, and to the extent, that the aggregate outstanding balances of such loans at any time of determination exceed the sum of (i) the total Capital Accounts of the General Partner and the Class B Limited Partners and (ii) the Common Capital of the Class A Limited Partners at such time; provided, however, in determining the aggregate outstanding balances of the loans specified above, the outstanding balance of the Cash Management Loans shall be deemed to be the debit balance, if any, in the Cash Management Account of Pure Resources, L.P. at the time of any such determination. The determination called for in the preceding sentence will be made as if the Capital Accounts of all Partners and all Partnership Properties had been revalued in the same manner as provided in Section 3.1(c)(ii) at the time of any such determination, such that the aggregate Capital Accounts of the General Partner, the Class A Limited Partners and the Class B Limited Partners had been adjusted to reflect their respective shares of any Unrealized Gain or Unrealized Loss arising upon such revaluation. In addition, the General Partner shall demand repayment of any portion of the outstanding balance of such loans to satisfy cash distributions required to be made to the Class A Limited Partners pursuant to Sections 5.2 and 5.3.

     (d) All loans to and from Partners permitted in this Section 3.6 arise, and are intended to arise, out of the same transaction, and in the event of a Voluntary or Involuntary Bankruptcy by or against any of the Partners or Pure Resources, L.P., then the Partnership shall maintain and exercise, without any waiver, all right of recoupment (or setoff), as allowed by Applicable Law.

                                  ARTICLE IV
                           ALLOCATIONS; TAX MATTERS

     Section 4.1  Allocations for Capital Account Purposes.  For purposes of
                  ----------------------------------------
maintaining Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 3.1(b)) shall be allocated among the Partners in each Allocation Year as provided hereinbelow.

     (a)  Net Income for each Allocation Year shall be allocated as follows:

          (i) first, to the General Partner in an amount equal to the remainder, if any, of (x) the sum of (A) the cumulative Net Loss allocated to the General Partner pursuant to Section 4.1(b)(vi) for all prior Allocation Years plus (B) the cumulative losses and deductions allocated to the General Partner pursuant to Sections 4.1(c)(x)(D), 4.1(c)(xi)(D), 4.1(c)(xii)(B)(IV), 4.1(c)(xiii)(C) and 4.1(c)(xiv)(C) for the current and all prior Allocation Years, minus (y) the cumulative amount of Net Income allocated to the General Partner under this Section 4.1(a)(i) for all prior Allocation Years;

          (ii) second, the remainder, if any, to the Class A Limited Partners, in proportion to and to the extent of an amount equal to the remainder, if any, of (x) the sum of (A) the cumulative Net Loss allocated to each such Class A Limited Partner pursuant to Section 4.1(b)(v) for all prior Allocation Years plus (B) the cumulative losses and deductions allocated to each such Class A Limited Partner pursuant to Sections 4.1(c)(x)(C), 4.1(c)(xi)(C) and 4.1(c)(xii)(B)(III) for the current and all prior Allocation Years, minus (y) the cumulative amount of Net Income allocated to such Class A Limited Partner under this Section 4.1(a)(ii) for all prior Allocation Years;

          (iii) third, the remainder, if any, to the Class A Limited Partners, in proportion to and to the extent of an amount equal to the remainder, if any, of (x) the Class A Limited Partner Cumulative Priority Return of each such Class A Limited Partner from the Closing Date to the last day of such Allocation Year, minus (y) the cumulative amount of Net Income that has been allocated to such Class A Limited Partner pursuant to, and in the following order of priority: (I) first, this Section 4.1(a)(iii), (II) second, Section 4.1(a)(vii), and
     (III) third, Section 4.1(a)(viii) for all prior Allocation Years, provided, however, the cumulative amount of Net Income referenced in immediately preceding clause (y) shall not exceed the amount of the Class A Limited Partner Cumulative Priority Return referenced in immediately preceding clause (x);

          (iv) fourth, the remainder, if any, to the Class B Limited Partners, in proportion to and to the extent of an amount equal to the remainder, if any, of (x) the Class B Limited Partner Cumulative Priority Return of each such Class B Limited Partner from the Closing Date to the last day of such Allocation Year, minus (y) the cumulative amount of Net Income that has been allocated to such Class B Limited Partner pursuant to, and in the following order of priority: (I) first, this Section 4.1(a)(iv), (II) second, Section 4.1(a)(vii), and (III) third, Section 4.1(a)(viii) for all prior Allocation Years, provided, however, the cumulative amount of Net Income referenced in immediately preceding clause (y) shall not exceed the amount of the Class B Limited Partner Cumulative Priority Return referenced in immediately preceding clause (x);

          (v) fifth, the remainder, if any, to the Class B Limited Partners, in proportion to and to the extent of an amount equal to the remainder, if any, of (x) the sum of (A) the cumulative Net Loss allocated to each such Partner pursuant to Section 4.1(b)(iv) for all prior Allocation Years plus
     (B) the cumulative losses and deductions allocated to each such Class B Limited Partner pursuant to Sections 4.1(c)(x)(B), 4.1(c)(xi)(B), 4.1(c)(xii)(B)(II), 4.1(c)(xiii)(B) and 4.1(c)(xiv)(B) for the current and prior Allocation Years, minus (y) the cumulative amount of Net Income that has been allocated to such Partner pursuant to this Section 4.1(a)(v) for all prior Allocation Years;

          (vi) sixth, the remainder, if any, to the General Partner, the Class A Limited Partners and the Class B Limited Partners in proportion to, and to the extent of, an amount equal to the remainder, if any, of (x) the sum of (A) the cumulative Net Loss allocated to each such Partner pursuant to
     Section 4.1(b)(iii) for all prior Allocation Years plus (B) the cumulative losses and deductions allocated to each such Partner pursuant to Sections 4.1(c)(x)(A), 4.1(c)(xi)(A), 4.1(c)(xii)(B)(I), 4.1(c)(xiii)(A) and
     4.1(c)(xiv)(A) for the current and all prior Allocation Years, minus (y) the cumulative amount of Net Income that has been allocated to such Partner pursuant to this Section 4.1(a)(vi) for all prior Allocation Years;

          (vii) seventh, the remainder, if any, to (A) the Class A Limited Partners, in proportion to each such Partner's Common Capital balance as of the beginning of such Allocation Year, in an amount equal to the remainder, if any, of (x) the product of 5% times the Adjusted Band Amount, minus (y) the excess of (I) the cumulative amount of Net Income that has been allocated to such Class A Limited Partner pursuant to this Section 4.1(a)(vii) for all prior Allocation Years and that has not been treated as allocated to the Class A Limited Partner pursuant to Section 4.1(a)(iii) in any Allocation Year, over (II) the cumulative amount of Net Loss that has been allocated to the Class A Limited Partner pursuant to Section 4.1(b)(ii) for all prior Allocation Years, and (B) the General

     Partner and Class B Limited Partners (x) in an aggregate amount equal to the remainder, if any of (I) the product of 95% times the Adjusted Band Amount, minus (II) the excess of (a) the cumulative amount of Net Income that has been allocated to the Class B Limited Partners pursuant to this
     Section 4.1(a)(vii) for all prior Allocation Years and that has not been treated as allocated to the Class B Limited Partners pursuant to Section 4.1(a)(iv) in any Allocation Year, over (b) the cumulative amount of Net Loss that has been allocated to the Class B Limited Partners pursuant to
     Section 4.1(b)(ii) for all prior Allocation Years, and (y) such aggregate amount shall be allocated among the General Partners and the Class B Limited Partners in the following manner:

                 (I) first, to the Class B Limited Partners in proportion to, and to the extent of, the excess of (a) the cumulative amount of Net Income allocated to each Class B Limited Partner pursuant to Sections 4.1(a)(vii) and 4.1(a)(viii) for all prior Allocation Years that has been treated as allocated to such Class B Limited Partner pursuant to
          Section 4.1(a)(iv)(y)(II) or 4.1(a)(iv)(y)(III) in any Allocation Year, over (b) the cumulative amount of Net Income allocated to such Class B Limited Partner pursuant to this Section 4.1(a)(viii)(B)(y)(I), and

                 (II) second, to the General Partner and the Class B Limited Partners in proportion to their relative Common Capital balances after making the allocations in subclause (I) above.

          (viii) eighth, the remainder, if any, (x) first, to the Class A Limited Partners, in proportion to each such Partner's Common Capital balance as of the beginning of such Allocation Year, in an amount equal to the remainder, if any, of (I) the product of (A) 1% times (B) the remainder, if any, of (a) the aggregate Net Income of the Partnership for the current and all Prior Allocation Years, minus (b) the sum of the Class A Limited Partner Cumulative Priority Return of each Class A Limited Partner plus the Class B Limited Partner Cumulative Priority Return of each Class B Limited Partner from the Closing Date to the last day of such Allocation Year, minus (c) the Adjusted Band Amount, minus (II) the excess of (i) the cumulative amount of Net Income that has been allocated to such Class A Limited Partner pursuant to this Section 4.1(a)(viii) for all prior Allocation Years and that has not been treated as allocated to the Class A Limited Partner pursuant to Section 4.1(a)(iii) in any Allocation Year, over (ii) the cumulative amount of Net Loss that has been allocated to the Class A Limited Partner pursuant to Section 4.1(b)(i) for all prior Allocation Years, and (y) second, the balance, if any, shall be allocated to the General Partner and the Class B Limited Partners, in proportion to their relative Common Capital as of the beginning of such Allocation Year.

     (b)  Net Loss for each Allocation Year shall be allocated as follows:

          (i) first, to the General Partner, the Class A Limited Partners and the Class B Limited Partners in proportion to, and to the extent of, an amount equal to the remainder, if any, of (x) the cumulative amount of Net Income allocated to each such Partner pursuant to Section 4.1(a)(viii) for all prior Allocation Years and that has not been treated as allocated to such Partner pursuant to Sections 4.1(a)(iii) or 4.1(a)(iv) for any prior Allocation Year, as the case may be, minus (y) the cumulative amount of Net Loss allocated to such Partner under this Section 4.1(b)(i) for all prior Allocation Years, provided, however, that Net Loss allocated to any Partner for any Allocation Year pursuant to this Section 4.1(b)(i) shall not exceed an amount equal to the positive balance of such Partner's Capital Account and, if the allocation of Net Loss to any Partner is limited as set forth in this proviso, then the Net Loss that would otherwise be allocated to such Partner shall instead be added to the Net Loss available to be allocated to the other Partners pursuant to this Section 4.1(b)(i) (including pursuant to this proviso such that in no event shall a Partner be allocated Net Losses pursuant to this Section 4.1(b)(i) in excess of the positive Capital Account balance of such Partner);

          (ii) second, to the General Partner, the Class A Limited Partners and the Class B Limited Partners in proportion to, and to the extent of, an amount equal to the remainder, if any, of (x) the cumulative amount of Net Income allocated to each such Partner pursuant to Section 4.1(a)(vii) for all prior Allocation Years and that has not been treated as allocated to such Partner pursuant to Sections 4.1(a)(iii) or 4.1(a)(iv) for any prior Allocation Year, as the case may be, minus (y) the cumulative amount of Net Loss allocated to such Partner under this Section 4.1(b)(ii) for all prior Allocation Years, provided, however, that Net Loss allocated to any Partner for any Allocation Year pursuant to this Section 4.1(b)(ii) shall not exceed an amount equal to the positive balance of such Partner's Capital Account and, if the allocation of Net Loss to any Partner is limited as set forth in this proviso, then the Net Loss that would otherwise be allocated to such Partner shall instead be added to the Net Loss available to be allocated to the other Partners pursuant to this Section 4.1(b)(ii) (including pursuant to this proviso such that in no event shall a Partner be allocated Net Losses pursuant to this Section 4.1(b)(ii) in excess of the positive Capital Account balance of such Partner);

          (iii) third, to the General Partner, the Class A Limited Partners and the Class B Limited Partners, in proportion to, and to the extent of, the amount of each such Partner's Common Capital as of the beginning of the Allocation Year, until the Common Capital of each such Partner has been reduced to zero;

          (iv) fourth, to the Class B Limited Partners, in proportion to, and to the extent of, the positive balances of their Capital Accounts;

          (v) fifth, to the Class A Limited Partners in proportion to, and to the extent of, the positive balances of their Capital Accounts; and

          (vi) sixth, all remaining Net Losses shall be allocated to the General Partner.

     (c) Notwithstanding any other provisions of this Agreement, the special allocations described below shall be made for each Allocation Year in the following priority:

          (i) If there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(f)(6), (g)(2), and (j)(2)(i). For purposes of this Section 4.1(c), each Partner's Capital Account shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(c) with respect to such taxable period. This Section 4.1(c)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

          (ii) If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) and (j)(2)(ii). For purposes of this Section 4.1(c) each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1, other than (i) above, with respect to such taxable period. This Section 4.1(c)(ii) is intended to comply with the Partner Nonrecourse Debt Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (iii) In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulation, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to (i) or (ii) above.

          (iv) In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 4.1(c)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 4.1(c) have been tentatively made as if this Section 4.1(c)(iv) was not in this Agreement.

          (v) Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their relative Common Capital as of the beginning of the Allocation Year.

          (vi) Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

          (vii) To the extent an adjustment to the adjusted tax basis of any Partnership Property pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such provisions.

          (viii) In the event an Extraordinary Asset Disposition or a Tax Indemnified Event occurs after a Disposition by the General Partner of its Partnership Interest to a Permitted Transferee pursuant to Section 8.1(c) and such Extraordinary Asset Disposition or Tax Indemnified Event results in gain being allocated to, or recognized by, a Class A Limited Partner in accordance with Code Sections 704(c)(1)(A), 704(c)(1)(B) or 737(a), such Class A Limited Partner shall be allocated items of Partnership income and gain in an amount equal to the Special Tax Amount.

          (ix) Except as provided in Section 4.1(c)(x), Simulated Depletion with respect to each separate oil and gas property shall be allocated 95% to the General Partner and Class B Limited Partners, in proportion to their relative Capital Accounts on the Closing Date, and 5% to the Class A Limited Partners, in proportion to their relative Capital Accounts on the Closing Date. In the event that any Partner's entire Partnership Interest is redeemed pursuant to Article IX, Simulated Depletion shall thereafter be allocated among the Partners as follows:

                 (A) if the Class A Limited Partners remain as Partners, 95% to the General Partner and the remaining Class B Limited Partners, in proportion to their relative Capital Accounts determined immediately after such Redemption, and 5% to the Class A Limited Partners, in proportion to their relative Capital Accounts on the Closing Date; or

                 (B) otherwise, to the General Partner and the remaining Class B Limited Partners, in proportion to their relative Capital Accounts determined immediately after such Redemption.

          (x) All items of income, gain, loss and deduction (including items of Simulated Depletion, Simulated Gain and Simulated Loss) attributable to an Additional Operation shall be allocated to Transtates and Pure LP4 in accordance with their respective Project Ratios attributable to that Additional Operation; provided, however, any loss or deduction allocated to either Transtates or Pure LP4 for any Allocation Year pursuant to this
     Section 4.1(c)(x) shall not exceed an amount equal to the positive balance of such Partner's Capital Account and, if the allocation of loss or deduction to any Partner is limited as set forth in this proviso, then the loss or deduction that would otherwise be allocated to such Partner shall instead be added to the loss or deduction, if any, to be allocated to the other Partner pursuant to this Section 4.1(c)(x) (including pursuant to this proviso such that in no event shall either Transtates or Pure LP4 be allocated losses or deductions pursuant to this Section 4.1(c)(x) in excess of the positive Capital Account balance of such Partner); provided, further, any allocation of a loss or deduction that is limited under the preceding proviso and is to be allocated to the other Partner shall only be so allocated to the other Partner if the other Partner's Project Ratio in the Additional Operation producing such loss or deduction is greater than zero; provided, further, any loss or deduction attributable to an Additional Operation that cannot be allocated to either Transtates or Pure LP4 under the preceding provisos, shall be allocated in the following manner:

                (A) first, to the General Partner and the Class B Limited Partners in proportion to, and to the extent of, each such Partner's Common Capital as of the beginning of the Allocation Year, until the Common Capital of each such Partner has been reduced to zero;

                (B) second, to the Class B Limited Partners in proportion to, and to the extent of, the positive balances of their Capital Accounts;

                (C) third, to the Class A Limited Partners in proportion to, and to the extent of, the positive balances of their Capital Accounts; and

                (D) fourth, all remaining losses and deduction attributable to such Additional Operation shall be allocated to the General Partner.

          (xi) All Exchange Property Losses shall be allocated in the following manner:

                (A) first, to the General Partner and the Class B Limited Partners in proportion to, and to the extent of, each such Partner's Common Capital as of the beginning of the Allocation Year, until the Common Capital of each such Partner has been reduced to zero;

                (B) second, to the Class B Limited Partners in proportion to, and to the extent of, the positive balances of their Capital Accounts;

                (C) third, to the Class A Limited Partners in proportion to, and to the extent of, the positive balances of their Capital Accounts; and

                (D) fourth, all remaining Exchange Property Losses shall be allocated to the General Partner.

          (xii) All Contributed Property Losses shall be allocated in the following manner:

                (A) Contributed Property Losses for which a Claim Notice (as such term is defined in the Contribution Agreement) has been submitted by the Partnership at any time prior to the expiration of the applicable survival period under the Contribution Agreement shall be allocated to IPRC in an amount not to exceed $5 million when combined with the sum of (x) the cumulative amount of Contributed Property Losses previously allocated to IPRC pursuant to this Section

          4.1(c)(xii)(A) plus (y) any "Losses," including, without limitation, "Title Defects" but excluding the "Uncapped Obligations" (in this case, as the terms "Losses," "Title Defects" and "Uncapped Obligations" are defined under the Purchase and Sale Agreement) for which the IPP Parties are responsible under the terms of the Purchase and Sale Agreement;

               (B) Contributed Property Losses that are not allocated under clause (A) immediately above shall be allocated in the following manner:

                    (I) first, to the General Partner and the Class B Limited Partners in proportion to, and to the extent of, each such Partner's Common Capital as of the beginning of the Allocation Year, until the Common Capital of each such Partner has been reduced to zero;

                    (II) second, to the Class B Limited Partners in proportion to, and to the extent of, the positive balances of their Capital Accounts;

                    (III) third, to the Class A Limited Partners in proportion to, and to the extent of, the positive balances of their Capital Accounts; and

                    (IV) fourth, all remaining Contributed Property Losses shall be allocated to the General Partner.

        (xiii) All items of loss and deduction (including items of Unrealized Loss that are reflected in adjustments to the Capital Accounts pursuant to
     Section 3.1(c)(i) or Section 3.1(c)(ii)) resulting from a sale, assignment, transfer, repayment (whether full or partial), reissuance or other revaluation of a Cash Management Loan or Cash Reserve Loan shall be allocated (A) first, among the General Partner, the Class A Limited Partners and the Class B Limited Partners in proportion to, and to the extent of, each such Partner's Common Capital as of the beginning of the Allocation Year, until the Common Capital of each such Partner has been reduced to zero, (B) second, to the Class B Limited Partners in proportion to, and to the extent of, the positive balances of their Capital Accounts, and (C) third, all remaining losses and deductions shall be allocated to the General Partner.

        (xiv) All items of loss and deduction resulting from the Partnership's payment to a Class A Limited Partner of any amount due under the Indemnity Agreement shall be allocated (A) first, among the General Partner and the Class B Limited Partners in proportion to, and to the extent of, each such Partner's Common Capital as of the beginning of the Allocation Year, until the Common Capital of each such Partner has been reduced to zero, (B) second, to the Class B Limited Partners in proportion to, and to the extent of, the positive balances of their Capital Accounts, and (C) third, all remaining losses and deductions shall be allocated to the General Partner.

        (xv) All items of loss and deduction (including items of Unrealized Loss that are reflected in adjustments to the Capital Accounts pursuant to
     Section 3.1(c)(i) or Section 3.1(c)(ii) and items of Simulated Loss) resulting from a sale, exchange, transfer or other Disposition of a Partnership Property shall be allocated 95% to the General Partner and the Class B Limited Partners, in proportion to their relative Capital Accounts on the Closing Date, and 5% to the Class A Limited Partners, in proportion to their relative Capital Accounts on the Closing Date. In the event that any Partner's entire Partnership Interest is redeemed pursuant to Article IX, all such items of loss and deduction described in the immediately preceding sentence shall thereafter be allocated among the Partners as follows:

                (A) if the Class A Limited Partners remain as Partners, 95% to the General Partner and the remaining Class B Limited Partners, in proportion to their relative Capital Accounts determined immediately after such Redemption, and 5% to the Class A Limited Partners, in proportion to their relative Capital Accounts on the Closing Date; or

                (B) otherwise, to the General Partner and the remaining Class B Limited Partners, in proportion to their relative Capital Accounts determined immediately after such Redemption.

          (xvi) Notwithstanding any of the Agreed Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations if the Required Allocations had not otherwise been provided for in this Section 4.1.

     Section 4.2  Income Tax Allocations.  (a) Except as provided in this
                  ----------------------
Section 4.2, each item of income, gain, loss and deduction of the Partnership for federal income tax purposes shall be allocated among the Partners in the same manner as such items are allocated for book purposes under Section 4.1.

     (b) The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Code) shall, in accordance with
Section 613A(c)(7)(D) of the Code, be computed for federal income tax purposes separately by the Partners rather than the Partnership. Except as provided in
Section 4.2(d), for purposes of such computation, the adjusted tax basis of each oil and gas property shall be allocated among the Partners in the same proportion as the Simulated Depletion attributable to such oil and gas property is allocated pursuant to Section 4.1(c)(ix) or Section 4.1(c)(x), whichever is applicable. Each Partner, with the assistance of the General Partner, shall separately keep records of its share of the adjusted tax basis in each separate oil and gas property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Partnership. Upon the request of the General Partner, each Limited Partner shall advise the General Partner of its adjusted tax basis in each separate oil and gas property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection. The General Partner may rely on such information and, if it is not provided by the Limited Partner, may make such reasonable assumptions as it shall determine with respect thereto.

     (c) Except as provided in Section 4.2(d), for the purposes of the separate computation of gain or loss by each Partner on the sale or disposition of each separate oil and gas property (as defined in Section 614 of the Code), the Partnership's allocable share of the "amount realized" (as such term is defined in Section 1001(b) of the Code) from such sale or disposition shall be allocated for federal income tax purposes among the Partners as follows:

          (i) first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Partners in the same proportion as the depletable basis of such property was allocated to the Partners pursuant to Section 4.2(b) (without regard to any special allocation of basis under Section 4.2(d));

          (ii) second, the remainder of such amount realized, if any, to the Partners so that, to the maximum extent possible, the amount realized allocated to each Partner under this Section 4.2(c)(ii) will equal such Partner's share of the Simulated Gain recognized by the Partnership from such sale or disposition.

     (d) (i) The Partners recognize that with respect to Contributed Property, Adjusted Property and Exchange Property there will be a difference between the Carrying Value of such property at the time of contribution or revaluation, as the case may be, and the adjusted tax basis of such property at the time. All items of tax depreciation, cost recovery, amortization, adjusted tax basis of depletable properties, amount realized and gain or loss with respect to such Contributed Property, Adjusted Property and Exchange Property (referred to as "Section 704(c) Items") shall be allocated among the Partners to take into account the disparities between the Carrying Values and the adjusted tax basis with respect to such properties in accordance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations under those sections; provided, however, that any tax items not required to be allocated under Sections 704(b) or 704(c) of the Code shall be allocated in the same manner as such gain or loss would be allocated for book purposes under Section 4.1.

          (ii) Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement, provided that the Partnership (and any successor thereto resulting from a termination of the Partnership under Section 708(b) of the Code) shall elect and apply at all times the traditional method (within the meaning of Section 1.704-3(b) of the Regulations) with respect to any Contributed Property, Adjusted Property or Exchange Property.

     (e) All items of income, gain, loss, deduction and credit allocated to the Partners in accordance with the provisions hereof and basis allocations recognized by the Partnership for federal income tax purposes shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by Sections 734 and 743 of the Code.

     Section 4.3  Allocations - Transfers of Interests. For income tax purposes,
                  ------------------------------------
allocation of costs, revenues, income, gains, losses, deductions, credits and items of tax preference of the Partnership, including depletion and depreciation, if applicable, attributable to any assigned interest shall be prorated between the assignor and the assignee on the basis of the number of days such interest was held by each of them during the calendar year or any other reasonable basis determined by the General Partner which is consistent with Section 706 of the Code and applicable Treasury Regulations.

     Section 4.4  Tax Returns, Tax Information and Financial Reporting.  (a)
                  ----------------------------------------------------
Except as otherwise provided, the General Partner shall cause to be prepared and filed all necessary federal, state and local tax returns for the Partnership. Each Partner shall furnish by March 15 of each year to the Partnership all pertinent information in its possession relating to Partnership operations for the previous year that is necessary to enable the Partnership's federal income tax returns to be prepared and filed. The General Partner shall cause the Partnership to file its federal income tax return for each calendar year on or before September 15 of the year following such calendar year. The Class A Limited Partners shall provide the Partnership with its carryover tax basis, in appropriate detail, as of the Closing Date, on or before July 15, 2001.

     (b) On or prior to August 15 of each year, the General Partner shall cause the Partnership to provide to each Partner a year-to-date estimate of income, gains, losses, deductions, credits, depletion and gain or loss for Partnership oil or gas property ("Section 613A(c)(7)(D) Items") and other items (including alternative minimum tax items) allocated to each Partner for the six-month period then ended. Such year-to-date estimate shall reflect actual financial results for the six-month period for which the estimate is prepared. By March 31 after the end of each calendar year, the General Partner shall cause the Partnership to provide to each Partner a revised year-to-date estimate of income, gains, losses, deductions, credits, Section 613A(c)(7)(D) Items and other items (including alternative minimum tax items) allocated to each Partner for the calendar year then ended that reflects actual financial results of the Partnership for the calendar year then ended. The General Partner agrees that it will, upon the request of any Partner, cooperate with that Partner or its tax advisors from time to time upon reasonable notice throughout each year with regard to the compilation of the information pertaining to that Partner's estimated income tax liability under the Code or state law. In no event shall the Partnership be liable to the Partners for Taxes that might later be assessed against a Partner relating to estimated payments.

     (c) The General Partner shall use Reasonable Efforts to deliver to the Partners copies of the federal income tax return (and the Section 613A(c)(7)(D) Items) for the calendar year 2001 on or before August 1, 2002, and in any event, the General Partner shall provide such federal tax return (and Section 613A(c)(7)(D) Items) on or before August 1, 2002. The General Partner shall deliver the federal income tax returns (and the Section 613A(c)(7)(D) Items) for all calendar years after 2001 on or before August 1 following the end of each such year. The Partners shall have 15 Business Days after the receipt of the federal income tax returns (and the Section 613A(c)(7)(D) Items) to review and provide comments with respect thereto.

     (d) The General Partner shall cause the Partnership to furnish to each Partner by the applicable date under Section 4.4(c) of each year, in addition to the information provided pursuant to Section 4.4(c), all pertinent information in its possession relating to Partnership operations for the previous year that is reasonably necessary to enable the Partners to file income, franchise and similar tax returns, provided such additional information is requested not later than 30 days prior to such date; and provided, further, that to the extent that such request is unreasonably burdensome to the General Partner, the requesting Partner will reimburse the General Partner for its expenses incurred in complying with such request.

     Section 4.5  Tax Matters Partner.  The General Partner shall be the "tax
                  -------------------
matters partner" of the Partnership pursuant to Section 6231(a)(7) of the Code. The General Partner shall take such action as may be necessary to cause each other Partner to become a "notice partner" within the meaning of Section 6223 of the Code. The General Partner shall inform each other Partner of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice thereof within ten Business Days after becoming aware thereof and, within such time, shall forward to each other Partner copies of all significant written communications it may receive in such capacity. The tax matters partner shall not extend the statute of limitations for the Partnership or bind the other Partners or the Partnership to a settlement agreement with the Secretary of the Treasury with respect to any Partnership items, as defined in Code Section 6231(a)(3), whether in the course of any tax audits, appeals or otherwise, that have a Material Adverse Effect on either the Class A Limited Partners or the Class B Limited Partners, without obtaining the prior written consent of each of the affected Limited Partners. This Section
4.5 is not intended to authorize the General Partner to take any action left to the determination of an individual Partner under Sections 6222 through 6231 of the Code.

                                   ARTICLE V
                                 DISTRIBUTIONS

     Section 5.1  Limitation on Distributions.  Except as otherwise expressly
                  ---------------------------
provided in this Agreement, no Partner shall have the right to withdraw any amount from or otherwise to receive any distribution from the Partnership.

     Section 5.2  Special Cash Distributions.  Prior to making any distributions
                  --------------------------
in accordance with Section 5.3 or pursuant to any Redemption under Article IX or Liquidation under Article X, and notwithstanding the sufficiency of Cash Available for Distribution, the General Partner shall cause the Partnership to make cash distributions in the following order of priority:

     (a) first, to the Class A Limited Partners in proportion to and to the extent of the remainder, if any, of (i) the sum of (x) the cumulative items of gross income and gain allocated to such Class A Limited Partners pursuant to
Section 4.1(c)(viii) of this Agreement for all prior Allocation Years, and (y) the items of gross income and gain that will be allocated to such Class A Limited Partners pursuant to Section 4.1(c)(viii) as a result of Extraordinary Asset Dispositions and Tax Indemnified Events that have occurred during the current Calculation Period, minus (ii) the cumulative amount of cash that has been distributed to the Limited Partners pursuant to this Section 5.2(a) on all prior Distribution Dates;

     (b) second, in the event of a partial principal repayment by Borrower of the BOI Loan pursuant to Section 4.3(a) of the BOI Loan Agreement equal to the amount by which the Agreed

Value of Contributed Property is reduced on account of a post-closing adjustment made pursuant to Section 11.05(b) of the Contribution Agreement, to the Class B Limited Partners, in proportion to each such Partner's Actual Preferred Capital at such time, in an amount equal to the amount of such principal repayment; and

     (c) third, in the event the Partnership makes a Disposition of Preferential Right Property pursuant to the exercise by a third party of a preferential right to purchase as contemplated by Section 4.07 of the Contribution Agreement, (i) to the Class B Limited Partners, in proportion to each such Partner's Actual Preferred Capital at such time, in an amount equal to the net proceeds derived from the sale of such Preferential Purchase Property, and (ii) to the Class A Limited Partners, in proportion to each such Partner's Actual Preferred Capital at such time, in an amount equal to the amount received by the Partnership upon Borrower's partial principal repayment of the BOI Loan pursuant to Section 4.3(a) of the BOI Loan Agreement.

     Section 5.3  Cash Flow.  (a) Prior to making any distributions under
                  ---------
Articles IX or X, the General Partner shall cause the Partnership to distribute all Cash Available for Distribution (other than that which is attributable to an Additional Operation) and, to the extent necessary to satisfy the distributions required under Sections 5.3(a)(i) and (ii), Cash Equalization Reserves, in the following order of priority on or before each Distribution Date, commencing with the Calculation Period ending June 30, 2001:

          (i) first, cash shall be distributed to the Class A Limited Partners in proportion to and to the extent of an amount equal to the remainder, if any, of (x) the Class A Limited Partner Cumulative Priority Return determined with respect to each Class A Limited Partner from the Closing Date to the last day of such Calculation Period, minus (y) the cumulative amount of cash that has been distributed to such Class A Limited Partner pursuant to this Section 5.3(a)(i) on all prior Distribution Dates;

          (ii) second, cash shall be distributed to the Class B Limited Partners in proportion to and to the extent of an amount equal to the remainder, if any, of (x) the Class B Limited Partner Cumulative Priority Return determined with respect to each Class B Limited Partner from the Closing Date to the last day of such Calculation Period, minus (y) the cumulative amount of cash that has been distributed to such Class B Limited Partner pursuant to this Section 5.3(a)(ii) on all prior Distribution Dates;

          (iii) third, cash shall be distributed to the Class B Limited Partners, in proportion to and to the extent of an amount equal to the remainder, if any, of (x) the remainder, if any, of (1) the cumulative amount of Net Income allocated to each such Partner from the Closing Date to the last day of such Calculation Period pursuant to Sections 4.1(a)(vii) and (viii) and that has not been treated as allocated to such Partner pursuant to Section 4.1(a)(iv), minus (2) the cumulative amount of Net Loss allocated to such Partner from the Closing Date to the last day of such Calculation Period pursuant to Section 4.1(b)(i) and (ii), minus (3) the cumulative amount of Simulated Depletion allocated to such Partner from the Closing Date to the last day of such Calculation Period pursuant to Sections 4.1(c)(ix), minus (y) the cumulative amount of cash that has been distributed to such Partner pursuant to this Section 5.3(a)(iii) on all prior Distribution Dates, provided, however, that in no event shall cash be distributed to any Class B

     Limited Partner pursuant to this Section 5.3(a)(iii) in excess of the amount necessary to reduce the Actual Preferred Capital of such Class B Limited Partner to zero (after giving effect to all distributions hereunder), provided, further, no distributions shall be made hereunder if any further distribution would reduce Pure LP1's Capital Account balance below $25 million;

          (iv) fourth, cash shall be distributed to Pure LP1 until the Actual Preferred Capital of Pure LP1 is equal to zero (after giving effect to all distributions); provided, however, no distributions shall be made hereunder that would reduce Pure LP1's Capital Account below $25 million;

          (v) fifth, cash shall be distributed to Pure LP2 and Pure LP3 in proportion to, and to the extent of, their Actual Preferred Capital (after giving effect to all distributions hereunder); and

          (vi) sixth, cash shall be distributed among the General Partner, Pure LP1, Pure LP2, Pure LP3 and Pure LP4 in whatever manner such Partners may determine is reasonable.

Notwithstanding any provision to the contrary above, Cash Available for Distribution will be distributed to a Partner under this Section 5.3(a) only to the extent such distribution does not reduce the aggregate Capital Accounts of the General Partner and the Class B Limited Partners below a total balance of $40 million (the "Minimum Equity Limitation"). The Minimum Equity Limitation will be applied as if the Capital Accounts of all Partners and all Partnership Properties had been revalued in the same manner as provided in Section 3.1(c)(ii) at the time of any such determination, such that the aggregate Capital Accounts of the General Partner and the Class B Limited Partners had been adjusted to reflect their respective shares of any Unrealized Gain or Unrealized Loss arising upon such revaluation. Further distributions to the General Partner and the Class B Limited Partners of Cash Available for Distribution shall be suspended hereunder until, and to the extent that, the Minimum Equity Limitation does not limit such further distributions.

     (b) To the extent Cash Available for Distribution is attributable to an Additional Operation, the General Partner shall cause the Partnership to distribute such Cash Available for Distribution to Transtates and Pure LP4 in accordance with the Project Ratios attributable to such Additional Operation.

     Section 5.4  No Other Distributions.  Except as expressly provided in this
                  ----------------------
Agreement, no distributions shall be permitted without the approval of the Class A Limited Partners.

     Section 5.5  Amounts Withheld.  All amounts withheld or required to be
                  ----------------
withheld pursuant to the Code or any provision of any state, local or foreign tax law, with respect to any payment, distribution or allocation to the Partnership or the Partners and treated by the Code (whether or not withheld pursuant to the Code) or any such tax law as amounts payable by or in respect of the Partners or any Person owning an interest, directly or indirectly, in such Partner shall be treated as amounts paid or distributed to the Partners with respect to which such amount was withheld pursuant to this Article V for all purposes under this Agreement.

                                  ARTICLE VI
                           MANAGEMENT AND OPERATION

     Section 6.1  Management.  (a) Except as set forth in Section 6.2, the
                  ----------
General Partner will have and shall exercise full, complete and exclusive power and authority on behalf of the Partnership to manage the affairs of the Partnership, to control the business of the Partnership, to make all decisions regarding the business of the Partnership and to perform any and all other acts or activities reasonable for the management of the Partnership's business, subject to the availability of cash funds of the Partnership. Without limitation of the foregoing, the General Partner shall have the authority to bind the Partnership in making contracts and incurring obligations in the Partnership's name in the course of the Partnership's business, without obtaining the consent of the Limited Partners. The General Partner may delegate to any Person or Persons (including Affiliates of the General Partner) all or any of the powers, rights, privileges, duties and discretion vested in it in this Article VI and such delegation may be made upon such terms and conditions as the General Partner may determine in its reasonable discretion; except that no such delegation may modify the obligations or liabilities of the General Partner as general partner of the Partnership under this Agreement.

     (b) Any Person dealing with the Partnership may rely on the authority of the General Partner in taking any action in the name of the Partnership without inquiry into the provisions of this Agreement or compliance with it, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

     (c) Except as expressly provided herein, the Limited Partners will not (i) be permitted to take part in the business or control of the business or affairs of the Partnership, (ii) have any voice in the management or operation of any Partnership Property, (iii) have the right to vote on any Partnership matter unless specifically set forth herein, or (iv) have the authority or power to act as agent for or on behalf of the Partnership or any other Partner to do any act that would be binding on the Partnership or any other Partner, or to incur any expenditure on behalf of or with respect to the Partnership.

     Section 6.2  Limitations on General Partner's Discretion.  The General
                  -------------------------------------------
Partner shall not, nor shall it permit the Partnership to, without the prior consent of the Limited Partners (or, in the case of clause (a), the affected Limited Partner(s)) or as otherwise provided in this Agreement or any of the Operative Documents:

     (a) Perform any act that would subject any Limited Partner to incur liability for the debts or obligations of the Partnership without the consent of such Limited Partner;

     (b) File a voluntary petition for the Partnership under the United States Bankruptcy Code or any corresponding provisions of state law or otherwise commence any Voluntary Bankruptcy of the Partnership (not including, for this purpose, any event described in subsection (a)(i) or, to the extent that the Partnership does not have cash available to pay its debts as they become due, subsection (a)(ii) of the definition of Voluntary Bankruptcy);

     (c) Solicit others to file an Involuntary Bankruptcy against the Partnership;

     (d)  Merge or consolidate the Partnership with any Person;

     (e) Admit any Person to the Partnership or permit any Person to be admitted to the Partnership other than as permitted under Article VIII;

     (f) Make any Disposition of or create or suffer to exist any Lien on the BOI Note;

     (g) Amend or consent to any amendment or modification of, or waive or consent to the waiver of the rights or obligations of the Partnership under, any of the Operative Documents to which the Partnership is a party if such action could reasonably be expected to have a Material Adverse Effect;

     (h) Enter into any transactions with the General Partner or any Class B Limited Partner, or Persons controlled by, under common Control with, or Controlling the General Partner or any Class B Limited Partner unless such transactions are on an arms-length basis; provided, however, transactions specifically provided for herein are deemed to be on an arms-length basis, having been previously negotiated;

     (i) Acquire, by purchase, lease or contribution, any assets other than Permitted Assets;

     (j) Acquire any Newly-Acquired Assets other than through the use of Subsequent Contributions or engage in any Additional Operation other than through the use of Subsequent Contributions or the use of revenues that are attributable to other Additional Operations that are owned in the same Project Ratio as such Additional Operation;

     (k) Incur any indebtedness for borrowed money on behalf of the Partnership other than pursuant to Section 3.6, voluntarily incur any contractual obligation to any party other than in the ordinary course of engaging in E&P Activities with respect to the Contributed Property or issue any class of Partnership equity that is senior to the Class A Limited Partnership Interests;

     (l) Invest interest payments from Borrower on the BOI Loan or proceeds of any repayment by Borrower of the BOI Loan in assets other than Cash Equivalents (unless the Class A Limited Partners have otherwise made a request pursuant to Section 9.6);

     (m) After the General Partner has transferred its Partnership Interest to a Permitted Transferee pursuant to Section 8.1(c), make any Disposition of Contributed Property, Adjusted Property that was originally a Contributed Property or Exchange Property if the sum of the proceeds received by the Partnership from such Disposition, when added to the aggregate proceeds received by the Partnership in connection with all prior Dispositions by the Partnership of Contributed Property, Adjusted Property that was originally a Contributed Property or Exchange Property, will exceed $75 million;

     (n) Take any other actions (including but not limited to a Disposition prohibited by Article VIII) in violation of an express provision in this Agreement;

     (o) Transfer Contributed Property or Adjusted Property to a Subsidiary of the Partnership; or

     (p) During the 30-day period following the occurrence of any Suspension Event or Class A Notice Event specified in Section 10.1(a)(ii), (iii) or (vi) (unless such Suspension Event or Class A Notice Event is no longer continuing)
(1) make any Extraordinary Asset Disposition, (2) make any loans to Pure Resources, L.P. pursuant to Section 3.6, or (3) acquire any Newly-Acquired Asset or commence any Newly-Acquired Asset Operation.

     Section 6.3  Insurance.  The General Partner shall (i) cause the
                  ---------
Partnership to maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles) as is customary (with respect to such types, terms and amounts) in the case of entities of established reputation engaged in the same or a similar business operating in the same or similar locations, to the extent available on commercially reasonable terms, as would be maintained by a reasonably prudent operator of oil and gas properties, or (ii) cause the Partnership to be named as a loss payee and an additional insured under policies of insurance held by the General Partner or any of its Affiliates and having such coverage. On the Closing Date, the General Partner shall provide the Class A Limited Partners a copy of a certificate of insurance reflecting the level of coverage in place with respect to the oil and gas properties to be operated by the Partnership.

     Section 6.4  Reporting Requirements.  (a) The General Partner shall be
                  ----------------------
responsible for the preparation of financial reports of the Partnership and the coordination of financial matters of the Partnership with the Partnership's accountants.

     (b) The General Partner shall supply on a timely basis such financial and other information reasonably required by the Limited Partners to meet their financial and statutory reporting requirements.

     (c) Each Partner has entered into this Agreement with the intention of becoming a partner with each of the other Partners so to jointly engage, in a proprietary manner, in the activities described in Section 2.5. Consistent with this intent, each Partner hereby agrees that (i) it will file returns consistent with the form of the transactions provided in, or contemplated by, the Operative Documents, and (ii) it will take, or cause its Affiliates (other than Unocal) to take, such actions as may be reasonable and necessary to accomplish the intent of the Partners in entering into the Operative Documents. Furthermore, if any taxing authority makes or proposes an adjustment inconsistent with the intent of the Partners as described in this Section 6.4(c) and as reflected in the Operative Documents, the Partner with respect to which the adjustment (or proposed adjustment) relates shall provide all of the other Partners with notice of such adjustment (or proposed adjustment) in accordance with Section 13.1. After the occurrence of an adjustment (or proposed adjustment), or an increased risk of adverse tax consequences occurs due to the possible lapse of a statute of limitations, and after consultation with the Partner or Partners adversely affected by such adjustment (or proposed adjustment), another Partner may file such protective claims or returns as such Partner may determine to be reasonably required to protect its interest. In addition, a Partner may, after providing all of the other Partners with notice in accordance with Section 13.1, report a transaction inconsistent with such intent of the Partners in entering into the Operative Documents to the extent required to do so by United States generally accepted accounting principles (as determined in consultation with its independent certified public accountants) or by any Government Authority. In the event a

Partner determines, based on consultation with its independent certified public accountants, that it must report a transaction inconsistent with the intent of the Partners hereunder, the Partner making such determination shall direct such accountants to deliver a letter to the other Partners thoroughly explaining the basis for such determination.

     Section 6.5  Fees and Expenses.  All direct and indirect costs and expenses
                  -----------------
reasonably incurred in the Partnership's business shall be paid from Partnership funds, including without limitation rent, telephone, utilities, travel, costs of reports under Section 6.4, costs of any reserve reports, costs of obtaining audits of the Partnership's books and records, outside legal costs, tax preparation costs, general taxes and other direct and indirect costs and expenses of the Partnership. In conducting the business and administration of the Partnership and where applicable, the operation of the Partnership Property, the General Partner may use its own personnel (including consultants retained by the General Partner), properties and equipment. The charge to the Partnership for the use of the General Partner's or any of its Affiliates' personnel (including consultants retained by the General Partner or its Affiliates), properties and equipment, the basis of pricing materials purchased by the Partnership from the General Partner or any of its Affiliates and the basis of pricing material purchased by the General Partner or any of its Affiliates from the Partnership shall be calculated on any reasonable basis selected by the General Partner.

     Section 6.6  Resignation or Withdrawal.  (a) Pure GP shall not resign or
                  -------------------------
take any action to voluntarily withdraw as the general partner of the Partnership prior to the time that all of the Class B Limited Partnership Interests have been redeemed pursuant to Section 9.1; provided that Pure GP may dispose of its Partnership Interest in accordance with Section 8.1(c).

     (b) The Bankruptcy of the General Partner shall constitute the withdrawal of the General Partner but not a voluntary withdrawal for purposes of this Agreement Upon the Bankruptcy of the General Partner, the business of the Partnership shall be continued and the Class A Limited Partners may select a successor General Partner.

                                  ARTICLE VII
              INDEMNIFICATION; OBLIGATIONS OF THE GENERAL PARTNER

     Section 7.1  Liability of the General Partner.  (a)  Neither the General
                  --------------------------------
Partner nor its officers, directors, managers, members, partners, employees or agents or any of their respective Affiliates shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any Partner for any action taken or failure to act (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE GENERAL PARTNER, OFFICER, DIRECTOR, MANAGER, MEMBER, PARTNER, EMPLOYEE OR AGENT OR ANY OF THEIR AFFILIATES) in connection with the operations, business and affairs of the Partnership, unless (i) such act or failure to act was the result of gross negligence or willful or wanton misconduct, (ii) with respect to the General Partner, to the extent otherwise provided in this Agreement or in the Indemnity Agreement, or (iii) with respect to Pure Resources, L.P., to the extent otherwise provided in the Indemnity Agreement, the Pure Guaranty or any loans made to Pure Resources, L.P. pursuant to Section 3.6.

     (b) To the extent that, at law or in equity, the General Partner has duties of any nature and liabilities relating thereto to the Partnership or to the Partners, the General Partner acting under this Agreement shall not be liable to the Partnership or to any Limited Partner or to any other Person for the General Partner's reliance on the provisions of this Agreement.

     (c) The General Partner may rely and shall be protected in acting or refraining from acting upon any certificate, instrument, opinion, report, notice, request, consent, order, bond, debenture or other substantially similar third party paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The General Partner may consult with legal counsel, accountants, appraisers, petroleum engineers, management consultants, investment bankers, and other consultants and advisers selected by it. The opinion of such Persons as to matters that the General Partner believes to be within such Person's professional or expert competence will be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner in good faith and in accordance with such opinion.

     (d) The General Partner shall notify the Limited Partners of the occurrence of any Notice Event or Liquidating Event or any event that with notice or lapse of time or both would constitute a Notice Event or Liquidating Event (other than the events described in Sections 10.2(a), 10.2(d) and 10.2(f)) and the action that the General Partner has taken or proposes to take with respect thereto, promptly, but no later than ten Business Days, after the General Partner has actual knowledge of such occurrence.

     (e) The General Partner shall cause the Partnership to hold itself out as a separate legal entity from the General Partner and its Affiliates. Without limiting the foregoing, the General Partner shall cause the Partnership to (i) segregate Partnership assets and not allow funds or other assets of the Partnership to be commingled with the funds or other assets of the General Partner or any of its Affiliates, (ii) maintain separate bank accounts for the Partnership, (iii) pay its liabilities from assets of the Partnership, (iv) observe Partnership procedures and formalities, (v) conduct its dealings with third parties in its own name, (vi) use separate stationery, invoices and checks bearing its own name, and (vii) maintain office space for the principal place of business of the Partnership.

     Section 7.2  Indemnification.
                  ---------------

     (a) THE PARTNERSHIP SHALL INDEMNIFY TO THE MAXIMUM EXTENT PERMITTED UNDER THE ACT AND OTHER APPLICABLE LAW AND SAVE HARMLESS THE GENERAL PARTNER, AND ITS OFFICERS, DIRECTORS, MANAGERS, MEMBERS, PARTNERS, EMPLOYEES OR AGENTS OR ANY OF THE RESPECTIVE AFFILIATES OF SUCH PERSONS (IN THIS SECTION SOMETIMES INDIVIDUALLY CALLED AN "INDEMNITEE") FROM ALL LIABILITIES FOR WHICH INDEMNIFICATION IS PERMITTED UNDER THE ACT; PROVIDED, HOWEVER, THAT NO INDEMNITEE SHALL BE INDEMNIFIED BY THE PARTNERSHIP FOR ANY ACTS OR OMISSIONS BY THE INDEMNITEE THAT CONSTITUTE GROSS NEGLIGENCE OR WILLFUL OR WANTON MISCONDUCT OF SUCH PERSON. THE PARTIES RECOGNIZE THAT AN INDEMNITEE MAY BE

ENTITLED TO INDEMNIFICATION FROM ACTS OR OMISSIONS THAT MAY GIVE RISE TO ORDINARY, CONCURRENT OR COMPARATIVE NEGLIGENCE.

     (b) The Partnership shall, to the maximum extent permitted under the Act, pay or reimburse expenses incurred by an Indemnitee in connection with the Indemnitee's appearance as a witness or other participant in a proceeding involving or affecting the Partnership at a time when the Indemnitee is not a named defendant or respondent in the proceeding.

     (c) The General Partner shall have the right to require that any contract entered into by the Partnership provide that neither the General Partner nor any Limited Partner shall have personal liability for the obligations of the Partnership thereunder.

     (d) The indemnification provided by this Section shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement or vote of the Partners, as a matter of law or otherwise, both as to action in the Indemnitee's capacity as a Partner or an officer, director, member, partner, employee or agent of a Partner or an Affiliate thereof or as a person serving at the request of the Partnership as set forth above and to action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitees. Any Indemnitee shall first seek recovery under any other indemnity or any insurance policies by which such Indemnitee is indemnified or covered or from any issuer in which the Partnership has an investment, as the case may be, prior to such Indemnitee receiving any indemnification payment from the Partnership.

     (e) In no event may an Indemnitee subject the Partners to personal liability by reason of the indemnification provided by this Section.

     (f) Unless a determination has been made (by final, nonappealable order of a court of competent jurisdiction or by any other means approved by the General Partner) that indemnification is not required, the Partnership shall, upon the request of any Indemnitee, advance or promptly reimburse such Indemnitee's reasonable costs of investigation, litigation, or appeal, including reasonable attorneys' fees; provided that the affected Indemnitee shall, as a condition of such Indemnitee's right to receive such advances and reimbursements, undertake in writing to promptly repay the Partnership for all such advancements or reimbursements if a court of competent jurisdiction determines, by final, nonappealable order (or by any other means approved by the General Partner), that such Indemnitee is not then entitled to indemnification under this Section
7.2. The written undertaking described in the immediately preceding sentence to repay the amount paid or reimbursed to an Indemnitee by the Partnership must be an unlimited general obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted and approved pursuant to the terms of this Agreement and in the absence of any fraud on behalf of the Indemnitee and its Affiliates.

     Section 7.3  Insurance for Payment.  The Partnership may purchase and
                  ---------------------
maintain insurance or another arrangement on behalf of any Person who is or was the General Partner, employee or agent of the Partnership, or who is or was serving at the request of the Partnership as a representative of another enterprise, against any liability asserted against any such Person and incurred by such Person in that capacity or arising out of such Person's status in that capacity, regardless of whether the Partnership would have the power to indemnify such Person against that liability under this Article VII. Without limiting the power of the Partnership to procure or maintain any kind of insurance or other arrangement, the Partnership may, for the benefit of Persons indemnified by the Partnership, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other Lien on the Partnership Property or establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the Partnership or with an insurer or other Person considered appropriate by the General Partner regardless of whether all or part of the stock or other securities of the insurer or other Person are owned in whole or part by the Partnership. In the absence of actual fraud, the judgment of the General Partner as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other Person participating in an arrangement is conclusive, and the insurance or other arrangement is not voidable and does not subject the General Partner approving the insurance or other arrangement to liability, on any ground, regardless of whether the General Partner participating in approving the insurance or other arrangement will be a beneficiary.

                                 ARTICLE VIII
             RESTRICTIONS ON DISPOSITION AND ADMISSION OF PARTNERS

     Section 8.1  Restrictions on Disposition of a Partnership Interest.  (a)
                  -----------------------------------------------------
A Limited Partner may dispose of its Partnership Interest to any of its Affiliates at any time provided that such Disposition complies with Section 8.2(a).

     (b) Except as provided in Section 8.1(a), a Limited Partner may not dispose of its Partnership Interest unless (in addition to any other limitations or requirements set forth in this Article VIII), (i) such Limited Partner is current in its obligations to the Partnership and is not in default under this Agreement or any Operative Document, (ii) such Disposition complies with, and is exempt from registration under, federal and state securities laws, and (iii) such Disposition is of all the transferor's Partnership Interest. Any purported Disposition failing to satisfy the requirements of this Section 8.1 and Section
8.2 shall be void ab initio.

     (c) The General Partner may dispose of its Partnership Interest only to an Affiliate of the General Partner or to a Permitted Transferee. Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its Partnership Interest to another Person shall be permitted unless
(i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) if the transferee is an Affiliate of Pure GP, the transferee agrees to assume all obligations of the General Partner under, and to be bound by the terms of, the Indemnity Agreement, and (iii) such transfer would not result in the loss of limited liability of any Limited Partner or cause the Partnership to be taxed as a corporation for federal income tax purposes. In the case of a transfer pursuant to and in compliance with this Section 8.1(c), the transferee shall be admitted to the Partnership as a General Partner immediately prior to the Disposition of the Partnership Interest, and the business of the Partnership shall continue without dissolution. To effect the admission to the Partnership of a transferee, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 11.1.

     (d) The General Partner may not mortgage, pledge, grant a security interest in or otherwise encumber its Partnership Interest or otherwise permit any Lien to exist thereon.

     Section 8.2  Other Requirements.  (a) In the event of a Disposition of a
                  ------------------
Limited Partnership Interest, the Limited Partner or its transferee must file with the Partnership a written and dated instrument of such Disposition, executed by both the transferor and the transferee, which instrument shall contain (i) the acceptance and assumption by the transferee of all of the terms and provisions of this Agreement by means of an instrument acceptable to the General Partner; (ii) such representations as the General Partner reasonably may deem necessary or advisable to ensure that such Disposition need not be registered under any applicable federal or state securities laws; (iii) a description of the Limited Partnership Interest transferred and to whom and at what address Partnership distributions should thereafter be sent; (iv) any information required under the Code and/or Regulations; and (v) any other information or provisions reasonably requested by the General Partner.

     (b) Unless expressly waived by the General Partner, if the transferee of a Limited Partner's Partnership Interest is not an Affiliate of the transferor, the transferor or transferee shall deliver to the Partnership no less than three days prior to the proposed Disposition an opinion of counsel reasonably acceptable to the General Partner that (i) such Disposition is exempt from the registration requirements of the Securities Act of 1933, applicable state securities laws, and any rules or regulations promulgated thereunder, and will not otherwise cause the Partnership to be in violation of such laws and regulations; and (ii) the Disposition will not adversely affect the status of the Partnership as a partnership under the Code.

     (c) The transferee of a Limited Partner's Partnership Interest pursuant to a Disposition satisfying the requirements of Section 8.1 and this Section 8.2 shall have all of the rights and powers under this Agreement theretofore held by the transferor, except that such transferee shall be an assignee and shall not be admitted as a Limited Partner, and shall not have the right or power to (i) grant any consent or approval that is to come from one or more of the Limited Partners under this Agreement, including Section 6.2, (ii) make any election or decision that is to be made by one or more of the Limited Partners under this Agreement or (iii) give any notice or execute any document under this Agreement; provided that such transferee shall be admitted as a Limited Partner and have the rights and powers referred to in clauses (i) through (iii) above if such admission as a Limited Partner is approved in writing at the time of such Disposition by both the transferor and the General Partner, in the sole discretion of each, provided that the transferee of a Class A Limited Partner shall be admitted as a substituted limited partner if the transferor consents and such transferee is a corporation or other entity that files consolidated federal income tax returns with International Paper Company.

     Section 8.3  Liabilities and Indemnification.  A transferring Partner shall
                  -------------------------------
not be relieved of any debts, liabilities or obligations theretofore incurred, or thereafter accruing with respect to undertakings theretofore made or matters theretofore approved. In addition, in the case of an attempted Disposition not in compliance with this Article VIII, the transferring Partner shall indemnify and hold harmless the Partnership from and against all losses and damages resulting from or in connection with such Disposition.

     Section 8.4  Effective Date of Disposition.  Each Disposition shall be
                  -----------------------------
effective as of the first day of the calendar month next following after the General Partner receives notification of such Disposition and the applicable requirements of this Article VIII have been met.

     Section 8.5  Costs.  All costs (including legal fees incurred in connection
                  -----
with the obtaining of the legal opinions referred to above and all filings of documents) incurred in connection with any Disposition shall be borne and paid by the transferor Partner and/or the transferee.

     Section 8.6  Admission of Additional Partners.  (a)  A Person that makes
                  --------------------------------
a Capital Contribution with the consent of all Partners in accordance with the provisions of Section 3.4 shall be admitted to the Partnership as a Partner as provided in such consent.

     (b) The Partnership shall not be dissolved by the admission of substituted or additional limited partners or a successor General Partner in accordance with the terms of this Agreement.

     Section 8.7  Admission of Successor or Transferee General Partner.  (a)
                  ----------------------------------------------------
A successor General Partner approved pursuant to Section 6.6(b) or 9.1(e) or, in the case of a transferee of or successor to all of the General Partner's Partnership Interest pursuant to Section 8.1(c), upon satisfaction of the conditions set forth in Section 8.1(c), who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective (i) immediately prior to the Redemption of the General Partner pursuant to Section 9.1(e) or the Bankruptcy of the General Partner pursuant to Section 6.6(b), or (ii) immediately upon the Disposition of the Partnership Interest of the General Partner pursuant to Section 8.1(c); provided, however, that such successor has executed and delivered an amendment to this Agreement and, if required, an amendment to the Certificate has been executed and filed with the Delaware Secretary of State and such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

     (b) If the Class A Limited Partners elect a successor General Partner, from and after the effective date of the predecessor General Partner's Redemption from the Partnership, the predecessor General Partner shall not be obligated to provide management or advisory services to the Partnership, and the predecessor General Partner and all Indemnitees shall continue to have all rights under Article VII (with references therein to "General Partner" being interpreted to include the predecessor General Partner), and shall be indemnified and held harmless by the Partnership as provided under this Agreement prior to the date of such Redemption, on demand, with respect to any indebtedness or other obligations of the Partnership (including any expenses suffered or incurred by the predecessor General Partner or any Indemnitee with respect to any such indebtedness or obligations) to the extent previously indemnified under this Agreement unless the Partnership shall have obtained full releases of each such Person for, or fully paid, such indebtedness or obligations. No amendment to Article VII or this Section 8.7(b) shall be valid without the predecessor General Partner's prior approval, and no other amendment to this Agreement or any other Operative Document that would have a Material Adverse Effect on the predecessor General Partner or any Class B Limited Partner shall be valid without such affected Partners' prior approval.

                                  ARTICLE IX
                                  REDEMPTION

     Section 9.1  Partnership Redemption Right to Redeem General Partner, Class
                  -------------------------------------------------------------
B Limited Partners and Pure LP4.  (a) The Partnership shall have the right to
-------------------------------
require the Redemption of all, but not less than all, of the Partnership Interests of the General Partner, all the Class B Limited Partners and Pure LP4 (exercisable at the sole option of the General Partner on behalf of the Partnership and in its sole discretion) in accordance with the terms of this
Section 9.1 at any time during the Pure Option Period (so long as a Liquidating Event has not occurred other than pursuant to Section 10.2(d)).

     (b) The Partnership may exercise its redemption right by providing a Redemption notice to all the Partners at least 30 days in advance of the date on which the Redemption is to occur or, upon a Redemption occurring as a result of a BOI Default, five Business Days in advance of the date on which the Redemption is to occur (in each case, the "Pure Redemption Date"), and such notice will specify the Pure Redemption Date. If the Partnership exercises the redemption right, the Partnership will redeem the Partnership Interest of the General Partner, the Class B Limited Partners and Pure LP4 on the Pure Redemption Date.

     (c) On the Pure Redemption Date, as full and complete consideration for the Redemption of the General Partner, the Class B Limited Partners and Pure LP4 and subject to Section 9.5, the Partnership shall deliver to the applicable Partner such Partnership Properties (other than the BOI Note) with a fair market value equal to the positive balance of the Capital Account of such Partner, adjusted as provided in Section 3.1(c).

     (d) The Partners recognize that the General Partner can make the determination under this Section 9.1 as to whether to redeem any Partner at any time during the Pure Option Period without regard as to whether the Redemption of such Partner would have a Material Adverse Effect on any other Partner.

     (e) If the Partnership provides a Pure Redemption Notice with respect to the General Partner's Partnership Interest pursuant to this Section 9.1(a), the business of the Partnership may be continued if, immediately prior to the effective date of such Redemption, the Class A Limited Partners elect a successor General Partner.

     Section 9.2  Redemption Right of the Class B Limited Partners. (a) Each
                  ------------------------------------------------
of the Class B Limited Partners and, if (but only if) the Partnership Interests of the General Partner and all of the Class B Limited Partners shall have been Redeemed pursuant to the provisions of Section 9.1, Pure LP4 shall have the right, exercisable at each such Partner's option and in its sole discretion, to require the Partnership to Redeem all or any portion of its Partnership Interest in accordance with this Section 9.2 at any time prior to the Pure Option Period, so long as a Liquidating Event has not occurred; provided, however, this Section 9.2 shall only allow a Redemption that does not reduce the aggregate Common Capital of the General Partner and the remaining Class B Limited Partners below an amount equal to three percent (3%) multiplied by the Carrying Value of all Partnership Properties (as determined immediately following any such Redemption), provided further, this Section 9.2 shall only allow a Redemption that does not reduce the aggregate Capital Accounts of the General Partner and the remaining Class B Limited Partners below the Minimum Equity Limitation; provided further, any determination of the Common Capital or the Capital Account of the General Partner or the Class B Limited Partners called for in the two preceding provisos shall take into account any adjustments to such Capital Accounts required to be made under Section 3.1(c)(ii) immediately prior to the Redemption.

     (b) Any such Class B Limited Partner or Pure LP4 may exercise such redemption right by providing a Redemption notice to all the Partners at least 30 days before the date on which the Redemption is to occur, and such notice will specify such Redemption date. If any such Class B Limited Partner or Pure LP4 exercises its redemption right, the General Partner shall cause the Redemption of the Redeeming Partner's Partnership Interest to occur on the date specified in the Redemption notice.

     (c) On the applicable Redemption date, as full and complete consideration for the Redemption and subject to Section 9.5, the Partnership shall distribute to the applicable Partner such Partnership Properties (other than the BOI Note) with a fair market value equal to that portion, if not all, of the positive balance of the Capital Account of such Partner, adjusted as provided in Section 3.1(c), that equals that portion, if not all, of the Class B Limited Partner's Partnership Interest or Pure LP4's Partnership Interest, as applicable, that is being Redeemed hereunder.

     Section 9.3  Other Limited Partner Redemption Right.  (a) The Class A
                  --------------------------------------
Limited Partners and IPRC, acting jointly and not severally, shall have the right, exercisable at their option and in their sole discretion, to require the Redemption of all, but not less than all, of their respective Partnership Interests in accordance with the terms of this Section 9.3 at any time during the Class A Limited Partner Option Period, so long as a Liquidating Event has not occurred.

     (b) The redemption rights of the Class A Limited Partners and IPRC set forth in Section 9.3(a) may be exercised by the Class A Limited Partner on behalf of themselves and IPRC (or, if the Class A Limited Partners have previously been redeemed pursuant to Sections 9.3(d) or 9.4, by IPRC) by providing a Redemption notice to all the Partners at least 180 days in advance of the date on which the Redemption is to occur (the "Class A Limited Partner Redemption Date"), and such notice shall specify the Class A Limited Partner Redemption Date. If the Class A Limited Partners or IPRC, as the case may be, exercise this redemption right, the General Partner shall cause the Redemption of the applicable Partnership Interests to occur on the Class A Limited Partner Redemption Date.

     (c) On the Class A Limited Partner Redemption Date, the General Partner shall (i) with respect to IPRC, distribute to IPRC cash as consideration for the Redemption, and (2) with respect to the Class A Limited Partners, have the right, exercisable at the General Partner's option and in its sole discretion, to distribute to the Class A Limited Partners the BOI Note as consideration for the Redemption (subject to
Section 9.5). In the event the General Partner does not exercise its right to distribute the BOI Note in accordance with clause (2) of the preceding sentence, the parties will liquidate the Partnership in accordance with Article X; provided, however, notwithstanding anything to the contrary in Article X, upon any Liquidation of the Partnership caused by a failure of the General Partner to exercise its option to distribute the BOI Note to the Class A Limited Partners in Redemption of their Class A Limited Partnership Interests pursuant hereto, all Partnership Property other than the BOI Note shall be sold by the Liquidator.

     (d)  (i)    Upon the Partnership's delivery to Borrower of a notice that the BOI Loan is due in full as a result of a BOI Default, the Class A Limited Partners, acting jointly and not severally, shall have the right, exercisable at their option and in their sole discretion, to require the Redemption of all, but not less than all, of their collective Class A Limited Partnership Interests.

          (ii) The Class A Limited Partners may exercise such redemption right by providing a Redemption notice to the General Partner no later than 5 days after the Class A Limited Partners receive a copy of such notice of default. Such Redemption notice shall also specify the Business Day on which the Redemption will occur, which shall be no more than 10 days following the giving of the Redemption Notice (the applicable date being the "Class A Limited Partner Accelerated Redemption Date"). If the Class A Limited Partners exercise this redemption right, the General Partner shall cause the Redemption of the Class A Limited Partnership Interests to occur on the Class A Limited Partner Accelerated Redemption Date.

          (iii) On the Class A Limited Partner Accelerated Redemption Date, the General Partner shall cause the Partnership (i) to withdraw its notice of a BOI Default and (ii) to distribute the BOI Note to the Class A Limited Partners, in proportion to their relative Capital Account balances, adjusted as provided in
Section 3.1(c), as consideration for the Redemption (subject to Section 9.5).

     Section 9.4  Partnership Redemption Right to Redeem Class A Limited
                  ------------------------------------------------------
Partners and Other Partners.  (a)  The Partnership shall have the right to
---------------------------
require the Redemption of all, or any portion, of the Partnership Interests of the Class A Limited Partners, Transtates and IPRC in accordance with the terms of this Section 9.4 at any time following (i) an Adverse Change in Law or (ii) a BOI Default.

     (b) The Partnership may exercise its redemption right by providing a Redemption notice to all the Partners at least five Business Days in advance of the date on which the Redemption pursuant to this Section 9.4 is to occur, and such notice will specify the date upon which such Redemption shall occur. Upon an Adverse Change in Law, the General Partner shall cause the Partnership to redeem, on the date set forth in such Redemption notice, all, or any portion, of the Class A Limited Partners', Transtates' and IPRC's collective Partnership Interests in exchange for cash in an amount equal to the positive balance of the Capital Accounts of such Partners (adjusted as provided in Section 3.1(c)); provided, however, the General Partner's obligation to effect the Redemption of all, or any portion, of the Class A Limited Partners',

Transtates and IPRC's Partnership Interests shall only apply to the extent of the proceeds of a repayment of the BOI Note or proceeds from the sale of the BOI Note and, to the extent such proceeds are not at least equal to the aggregate Capital Accounts of the Class A Limited Partners, Transtates and IPRC and the Partnership has not otherwise elected to distribute cash to such Limited Partners in accordance with Section 9.5, such Partners shall continue as Partners to the extent of their remaining Capital Accounts.

     Section 9.5  Cash Equalization Payment.  If the Net Agreed Value of
                  -------------------------
Partnership Property distributed to a Partner in complete Redemption of its Partnership Interest is greater, on the applicable Redemption date, than such Partner's Capital Account (determined after adjusting the Carrying Values of all Partnership Properties and the Capital Accounts of all Partners pursuant to
Section 3.1(c)) then such Partner shall make a Capital Contribution to the Partnership in cash equal to the difference. If the Net Agreed Value of Partnership Property distributed to a Partner in complete Redemption of its Partnership Interest is less, on the applicable Redemption Date, than such Partner's Capital Account (determined after adjusting the Carrying Values of all Partnership Properties and the Capital Accounts of all Partners pursuant to
Section 3.1(c)), then the Partnership shall pay such difference in cash to the redeemed Partner upon the Redemption of its Partnership Interest.

     Section 9.6  BOI Loan Repayment.  In the event Borrower has repaid all of
                  ------------------
the BOI Loan in accordance with the terms thereof, the Class A Limited Partners may, upon delivery of either (a) a Redemption notice by or to any Partner, or
(b) a Class B Liquidation Notice pursuant to Section 10.1(b), require that the General Partner cause the Partnership to immediately reinvest the proceeds of such repayment in a Qualified Note designated by the Class A Limited Partners.

                                   ARTICLE X
                          DISSOLUTION AND LIQUIDATION

     Section 10.1 Notice Events and Liquidation Notice.  (a) The Class A
                  ------------------------------------
Limited Partners each shall have the right to deliver a written notice to the Partnership (a "Class A Liquidation Notice") within 30 days of the occurrence of any of the following events (each a "Class A Notice Event") declaring that such Class A Notice Event has occurred and that such Class A Limited Partner elects for the Class A Notice Event to become a Liquidating Event:

          (i) provided that there has not occurred a BOI Default, the failure of the Partnership to allocate Net Income to the Class A Limited Partners for any Allocation Year equal to or greater than the Class A Limited Partner Priority Return for such Allocation Year;

          (ii) the failure of the Partnership to make any distribution to the Class A Limited Partners provided in Section 5.2(a) or, provided that there has not occurred a BOI Default, Section 5.3(a)(i);

          (iii)(A) a Guarantor Default (as defined in the Pure Guaranty Agreement) or (B) the failure by the General Partner to comply with any of the material terms, covenants and obligations required on its part to be performed or observed under this Agreement or any of the other Operative Documents, but only if the General Partner fails to cure such failure within 30 days after delivery of a written notice from any Class A Limited Partner of such breach, or in the event that such breach is not capable of cure within such 30 day period, the General Partner has diligently commenced the cure of such breach and such breach has been cured within 60 days after delivery of such written notice;

               (iv)     the twentieth anniversary of the Closing Date;

               (v) A Change of Control of Pure Resources, Inc., unless the senior, long-term, unsecured debt of Pure Resources, Inc. after such Change of Control is rated BBB- or higher by Moody's or Baa3 or higher by S&P;

               (vi) the Bankruptcy of the General Partner, Pure Resources, L.P. or Pure Resources, Inc.; or

               (vii)    a Suspension Event.

          (b) The Class B Limited Partners each shall have the right to deliver a written notice to the Partnership (a "Class B Liquidation Notice") within 30 days of a Class B Notice Event declaring that such Class B Notice Event has occurred and that such Class B Limited Partner elects for the Class B Notice Event to become a Liquidating Event.

     Section 10.2 Liquidating Events. The Partnership shall dissolve upon
                  ------------------
the earliest to occur of any of the following (each a "Liquidating Event"):

     (a)  the thirtieth anniversary of the Closing Date;

     (b)  the written consent of all of the Partners;

     (c)  the Bankruptcy of the Partnership;

     (d)  the Bankruptcy of either the Borrower or International Paper Company;

     (e) the happening of any event that makes it unlawful or impossible to carry on the business of the Partnership;

     (f) 30 days after delivery of a Class A Liquidation Notice or a Class B Liquidation Notice, provided that in either case (x) such Class A or Class B Liquidation Notice, whichever the case may be, has not been rescinded by the Partner who delivered such notice, and (y) the Partnership has not elected to effect a Redemption of such Class B Limited Partners' Partnership Interests pursuant to Section 9.1 since receipt of such notice; and provided, further, that if there has been a BOI Default that has resulted in a repayment of the BOI Loan prior to the delivery of a Class B Liquidation Notice, the 30-day period described above in this clause (f) with respect to a Class B Liquidation Notice shall be extended to 180 days; and

     (g) the failure of the General Partner to exercise its option to distribute the BOI Note to the Class A Limited Partners in Redemption of their Class A Limited Partnership Interests pursuant to Section 9.3(c).

     Section 10.3  Liquidation and Termination.  (a) Upon the occurrence of a
                   ---------------------------
Liquidating Event, the General Partner shall serve as the liquidator (the "Liquidator"); provided, however, upon the occurrence of a Class A Notice Event described in Section 10.1(a)(iii) or a Liquidating Event described in Section 10.1(a)(vi) or 10.2(g), the Class A Limited Partners shall have the right to appoint the Liquidator. The Liquidator shall effect the winding up, dissolution and liquidation of the Partnership (the "Liquidation") and shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided in this Agreement. The costs of Liquidation will be borne as a Partnership expense. Until the date of final distribution (the "Liquidation Date"), the Liquidator shall continue to operate the Partnership Properties with all of the power and authority of the General Partner. Subject to Section 10.4, the steps to be accomplished by the Liquidator are as follows:

          (i) first, to make payment or provision for the expenses of Liquidation;

          (ii) second, to make payment of or provision for all of the Partnership's obligations to its creditors (including amounts owed to Partners pursuant to a loan made in accordance with Section 3.6); and

          (iii) third, to make distributions to the Partners in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

     (b) In the event the General Partner's Capital Account reflects a deficit balance, after giving effect to all contributions, distributions and allocations for all periods, the General Partner shall be unconditionally obligated to contribute to the Partnership in satisfaction of such deficit Capital Account an amount equal to the lesser of (a) the General Partner's total deficit balance or (b) the cumulative amount of any and all losses and deductions allocated to the General Partner pursuant to Sections 4.1(c)(xiii)(C) and 4.1(c)(xiv)(C) in the current and all prior Allocation Years.

     (c)  (i)    Subject to the provisions of clause (ii) hereof, the Liquidator will (to the extent that cash on hand is not sufficient to satisfy the obligations of creditors) sell Partnership Property in order to satisfy the obligations to creditors pursuant to Section 10.3(a)(i) or (ii). Subject to
Section 9.3(c), the Liquidator will distribute Partnership Property in kind (at its Fair Market Value) in order to satisfy the Partners' Capital Account balances pursuant to Section 10.3(a)(iii). Notwithstanding the foregoing, in no event will the Partnership make an in kind distribution of Partnership Property to the Class A Limited Partners other than the BOI Note unless the Partners shall otherwise agree.

          (ii) Prior to selling or otherwise Disposing of the BOI Note, the Liquidator shall sell all other Partnership Property to satisfy the Partnership's obligations under Sections 10.3(a)(i), (ii) or (iii).

          (iii) In the event that the proceeds from such sales pursuant to clause (ii) are insufficient to satisfy the Partnership's obligations under
     Section 10.3(a)(i) or (ii), the Liquidator shall sell participations in the BOI Note in amounts proportional to the then-outstanding principal balance thereunder, until sufficient funds have been raised to satisfy such remaining obligations. If such remaining obligations may not be satisfied by the sale of such participations, the Liquidator may sell the BOI Note.

     Section 10.4 Timing Requirements.  A portion of the distribution that
                  -------------------
would otherwise be made pursuant to Section 10.3 upon liquidation of the Partnership (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations) may instead be:

     (a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership Property, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership; or

     (b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise), provided that such withheld amounts shall be distributed to the Partners as soon as practicable and the other requirements of
Section 1.704-1(b)(2)(ii)(b) of the Regulations shall be met.

     Upon the termination of any such trust or reserve established pursuant to clause (a) or (b) above, any assets remaining in such trust or reserve shall be distributed to the Partners in the same proportions as the amount distributed to such trust or withheld to provide such reserve would otherwise have been distributed to the Partners pursuant to this Agreement.

     Section 10.5 Liquidator Indemnity.  The General Partner shall cause the
                  --------------------
Partnership to indemnify, save harmless and pay all judgments and claims against the Liquidator or any officers, directors, agents or employees of the Liquidator relating to any damage or liability incurred by reason of any act performed or omitted to be performed by the Liquidator, officer, director, agent or employee in connection with the liquidation of the Partnership, including reasonable attorneys' fees incurred by such persons in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the willful or wanton misconduct or gross negligence of the Liquidator or any officer, director, agent, or employee of the Liquidator.

                                  ARTICLE XI
                               POWER OF ATTORNEY

     Section 11.1 Granting of Power of Attorney.  Each Limited Partner
                  -----------------------------
hereby constitutes and appoints the General Partner as its true and lawful agent and attorney-in-fact, with full power of substitution, to make, execute, sign, acknowledge and file in its name, place and stead:

     (a) any certificate or instrument that may be required or appropriate to be filed by the Partnership in order to qualify the Partnership to do business as a partnership in any state;

     (b) any and all amendments or modifications of the instruments described in clause (a) above;

     (c) any other instrument which is now or which may hereafter be required by law to be filed on behalf of the Partnership which does not increase the obligations of any Limited Partner, and

     (d) all documents or instruments that may be required or appropriate to effectuate the continuation of the Partnership (including tax returns and reports) or the dissolution and termination of the Partnership, all in accordance with the terms of this Agreement.

     The foregoing power of attorney of each Limited Partner shall be irrevocable, and it shall survive and shall not be affected by the subsequent dissolution, Bankruptcy or termination of any Limited Partner, and it shall extend to such Limited Partner's permitted successors and assigns. Each Limited Partner hereby waives any and all defenses that may be available to contest, negate or disaffirm the actions taken by the General Partner as its attorney-in-fact under this power of attorney in accordance with this Agreement.

     Section 11.2 Reliance on Power of Attorney.  Any Person other than a
                  -----------------------------
Partner may rely on the power of attorney granted in Section 11.1 without inquiry into this Agreement or compliance with it, regardless of whether the use of such power is in accordance with this Agreement.

                                  ARTICLE XII
                              DISPUTE RESOLUTION

     Section 12.1 Binding Arbitration.  Any dispute arising out of or relating
                   -------------------
to this Agreement or the Partnership, including but not limited to claims sounding in contract, tort, statutory or otherwise ("Dispute"), shall be settled exclusively and finally by arbitration in accordance with this Section 12.1.

     (a) Rules and Procedures. Such arbitration shall be governed by and conducted pursuant to the Federal Arbitration Act (including case law), except as expressly provided otherwise in this Agreement. The making, validity, construction, and interpretation of this Section 12.1, and all procedural aspects of the arbitration conducted pursuant hereto, shall be decided by the arbitrators. Except as modified by this Agreement the arbitration shall be conducted in accordance with the Federal Arbitration Act and, to the extent an issue is not addressed by the federal law of arbitration, by the Commercial Arbitration Rules of the American Arbitration Association (collectively, the "Rules").

     (b) Discovery. The arbitrators shall permit discovery and rule on matters of confidentiality as they determine is appropriate in the circumstances.

     (c) Venue. All arbitration proceedings hereunder shall be conducted in Houston, Texas or such other location as the Partners shall mutually agree.

     (d) Arbitrators. All arbitration proceedings hereunder shall be before a panel of three arbitrators consisting of persons (which can include lawyers), having at least 10 years of experience in or relating to either (1) the oil and gas industry or (2) federal income taxation, depending upon the nature of the Dispute. Within 30 days of the notice of initiation of the arbitration procedure, the Class A Limited Partners, IPRC and Transtates shall jointly select one arbitrator and the General Partner and the Class B Limited Partners shall jointly select one arbitrator. If either (i) the Class A Limited Partners, IPRC and Transtates or (ii) the General Partner and the Class B Limited Partners shall fail to select an arbitrator within the required time, the other Partner or Partners (that have selected an arbitrator) shall select two arbitrators. The two arbitrators so selected shall select a third arbitrator, failing agreement on which, the third arbitrator shall be selected in accordance with the Rules.

     (e) Substantive Law. In deciding the substance of the Dispute, the arbitrators shall refer to the substantive laws of the State of Delaware for guidance (excluding choice-of-law principles that might call for the application of the laws of another jurisdiction).

     (f) Timing. The arbitrators shall conduct a hearing as soon as reasonably practicable but in no event later than 180 days after appointment of the third arbitrator, and render a final decision completely disposing of the Dispute that is the subject of such proceedings as soon as reasonably practicable but in no event later than 15 days after the final hearing.

     (g) Waiver of Certain Damages. Notwithstanding any other provision in this Agreement to the contrary, the Partners expressly agree that the arbitrators shall have absolutely no authority to award consequential, incidental, special, treble, exemplary or punitive damages of any type under any circumstances regardless of whether such damages may be available under Delaware law, or any other laws, or under the Federal Arbitration Act or the Rules, unless such damages are a part of a third party claim for which a Partner is entitled to indemnification hereunder or unless such damages are expressly provided for herein or in the Indemnity Agreement or Guaranty Agreement.

     (h) Transcripts and Decisions. The Partners shall request that final decision of the arbitrators be in writing, be as brief as possible, set forth the reasons for such final decision, and if the arbitrators award monetary damages to either Partner, contain a certification by the arbitrators that, except as permitted by Section 12.1(g), they have not included any consequential, incidental, special, treble, exemplary or punitive damages. To the fullest extent permitted by law, the arbitration proceeding and the arbitrators' decision and award shall be maintained in confidence by the Partners and the Partners shall instruct the arbitrators to likewise maintain such matters in confidence.

     (i) Fees and Awards. The fees and expenses of the arbitrators shall be borne equally by the Partners, but the decision of the arbitrators may include such award of the arbitrators' expenses and of other costs.

     (j) Binding Nature. The decision and award of the arbitrators shall be binding upon the Partners and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any Partner as a final judgment of such court. The provisions of this Dispute Resolution Article apply not only to claims asserted by and against Partners and their Affiliates, but also to such claims to the extent asserted by or against the Partnership.

                                 ARTICLE XIII
                              GENERAL PROVISIONS

     Section 13.1 Notices.  All notices and other communications to be given
                  -------
to any party hereunder shall be in writing and delivered by hand, courier or overnight delivery service, or by certified or registered mail, return receipt requested, with appropriate postage prepaid, or by facsimile transmission (but in any case shall be deemed given only upon receipt) and shall be directed, if to a party hereunder, to the address or facsimile number set forth below (or at such other address or facsimile number as such party shall designate by like notice):

     If to any Class A Limited Partner, IPRC or Transtates:

          400 Atlantic Street
          Stamford, Connecticut 06921
          Attn: Vice President, Finance
                Tobin Treichel
                Facsimile No. (914) 397-1630

     If to the General Partner, any Class B Limited Partner or the Partnership:

          500 West Illinois
          Midland, Texas 79701
          Attn: Vice President, Accounting and Controller
          Facsimile No. (915) 687-4023

     Section 13.2 Entire Agreement.  This Agreement and the other Operative
                  ----------------
Documents described herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof, superseding any and all prior negotiations, discussions, agreement and understandings, whether oral or written, relating to such subject matter.

     Section 13.3 Effect of Waiver or Consent.  No waiver of any term,
                  ---------------------------
provision or condition of this Agreement shall be effective unless in writing signed by the parties hereto, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver.

     Section 13.4 Amendment.  This Agreement may only be amended with the
                  ---------
written consent of all of the Partners. Notwithstanding the immediately preceding sentence, the General Partner may make amendments to this Agreement without the joinder of any other Partner in order to (i) reflect the admission of a substituted Partner in accordance with Article VIII and (ii) to amend Schedule A to reflect any adjustment in the amount of Capital Contributions made to the Partnership pursuant to the provisions of the Contribution Agreement.
The General Partner will provide a copy of any such amendment made pursuant to the immediately preceding sentence to the Limited Partners promptly after the execution thereof.

     Section 13.5 Binding Effect.  This Agreement shall be binding upon and
                  --------------
inure to the benefit of the parties hereto, and, where and to the extent permitted by this Agreement, their respective successors and assigns.

     Section 13.6 Governing Law; Severability.  THIS AGREEMENT IS GOVERNED
                  ---------------------------
BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT

TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any unwaivable provision of the Act, the applicable provision of the Certificate or the Act shall control, provided, however, that with respect to any direct conflict between this Agreement and the Act where the Act may be varied, this Agreement shall control. With respect to those situations or circumstances not addressed by this Agreement, but that are addressed by the Act, the provisions of the Act with respect to such shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law. Upon any binding determination that any term, condition or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable and legally enforceable manner.

     Section 13.7  Further Assurances.  In connection with this Agreement and
                   ------------------
the transactions contemplated hereby, each Partner shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     Section 13.8  Notice to Partners of Provisions of this Agreement.  By
                   --------------------------------------------------
executing this Agreement, each Partner acknowledges that it has actual notice of all of the provisions of this Agreement, including the restrictions on Disposition set forth in Article VIII. Each Partner hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Partner hereby waives any requirement that any further notice thereunder be given.

     Section 13.9  Terminology. All article, section, subsection, clause,
                   -----------
schedule and exhibit references used in this Agreement are to articles, sections, subsections, clauses, schedules and exhibits to this Agreement unless otherwise specified. All schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. Unless the context of this Agreement clearly requires otherwise (a) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate, (b) the words "includes" or "including" shall mean "including without limitation," (c) the words "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear and (d) any reference to a statute, regulation, or law shall include any amendment thereof or any successor thereto.

     Section 13.10 Sole Discretion.  Any consent, approval, determination or
                   ---------------
similar right granted to a Person herein, unless specifically provided otherwise, may be granted, withheld, made or otherwise exercised by such Person in such Person's sole discretion.

     Section 13.11 Standard of Care.  Any standard of care imposed by this
                   ----------------
Agreement or under the Act or any Applicable Law shall be modified, waived or limited to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement. To the extent that, at law or in equity, the General Partner has duties to the Partnership or to another Partner (including fiduciary duties) and liabilities relating thereto, the General Partner acting under this Agreement shall not be liable to the Partnership or to any such other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to modify to that extent such other duties and liabilities of the General Partner.

     Section 13.12  Certain Decisions.
                    -----------------

     (a) Unless otherwise expressly provided in this Agreement (i) whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or some or all of the Limited Partners, on the other hand, or (ii) whenever this Agreement provides that the General Partner shall act in a manner which is or provide terms which are fair and are reasonable to the Partnership or the Limited Partners, the General Partner shall resolve such conflict of interest, make any decision, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, decision, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, the relative investment objectives of such parties, and any applicable practices or principles of the oil and gas industry, and in the absence of bad faith by the General Partner, the resolution, action, decision or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or a breach of any standard of care or duty imposed herein or under the Act or any other Applicable Law. Unless otherwise expressly provided in this Agreement, any provision contained herein shall control to the fullest extent possible if it is in conflict with such standard of care or duty, the Act or any other applicable law, rule or regulation; and each Partner hereby waives such standard of care or duty under the Act and such applicable law, rule or regulation and agrees that the same shall be modified and/or waived to the extent necessary to permit the General Partner to act as described above and to give effect to the foregoing provisions of this Section 13.12.

     (b) The Limited Partners hereby expressly agree that (i) the duty of loyalty owed by the General Partner under the Act shall not be violated by the types or categories of activities of, and standards applicable to, the General Partner or its Affiliates described in the foregoing provisions of this Section
13.12 and the other express provisions of this Agreement, (ii) the foregoing provisions of this Section 13.12 and the other express provisions of this Agreement shall determine the standards by which the performance of the obligation or duty of care owed by the General Partner and its Affiliates under the Act is to be measured and (iii) the activities, standards and provisions described or referred to in subsections (i) and (ii) of this sentence are not manifestly unreasonable.

     Section 13.13  Compliance.  The Partners shall use commercially reasonable
                    ----------
efforts from time to time to make all required filings, furnish any requested supplemental information, request expedited treatment and take any other necessary actions under any applicable law or any regulation of any Governmental Authority, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, such that any Liquidation or Redemption hereunder not be delayed by any filing, waiting period or other process under any such law or regulation.

     Section 13.14  Confidentiality.
                    ---------------

     (a) The Partners agree that all Confidential Information (as defined below) shall be kept confidential by the Partners as required by this Section 13.14; provided, however, that any of such Confidential Information may be disclosed (i) to such employees, officers, directors, counsel and authorized representatives and agents of any such Partner ("Representatives") as need to know such information for the purpose of making decisions concerning the Partnership or such Partner's investment therein (provided, further, that the Representatives shall be informed by such Partner in its reasonable best efforts of the confidential nature of such information and shall be required to treat such information confidentially), (ii) to the extent necessary in connection with the exercise of any remedy hereunder or under any of the transaction documents referred to herein, (iii) to the extent otherwise approved by the General Partner, (iv) to the extent that such Partner or such Partner's Representatives is required by Applicable Law (including its disclosure obligations pursuant to applicable federal and state securities laws, and (v) to the extent that such Partner or such of its Representatives is legally compelled to do so, provided that the Partner or such Partner's Representatives (A) notifies the General Partner regarding such disclosure prior to making such disclosure, (B) discloses only that portion of the Confidential Information as is legally required, and (C) uses reasonable best efforts to ensure that the party to whom such Confidential Information is provided agrees to keep it confidential. Except as expressly provided in this Section 13.14(a), each Partner agrees that none of the Confidential Information will be used for any purpose that such Partner knows or reasonably should know could be detrimental in any material respect to the interests of the Partnership or the other Partners.

     (b) The term "Confidential Information" means all information regarding the Contributed Properties, any Newly-Acquired Assets, any Newly-Acquired Asset Operations, any Non-PUD Operations, any Exchange Properties or any E&P Activities, or any proposed activities related to the foregoing, obtained by or on behalf of such Partner from any other Partner or the Partnership pursuant to this Agreement and all similar information obtained from the other Partners by or on behalf of such Partner prior to, on or after the Closing Date, other than information which (i) was or becomes generally available to the public other than as a result of disclosure by such Partner or any of its Representatives,
(ii) was or becomes available to such Partner on a nonconfidential basis prior to disclosures to such Partner by another Partner or the Partnership or (iii) was or becomes available to such Partner from a source other than another Partner or the Partnership, provided that such source is not known by such Partner to be bound by a confidentiality agreement with the General Partner or the Partnership.

     (c) Each Limited Partner acknowledges and agrees that instances may arise when (i) the General Partner determines that the disclosure of certain Confidential Information pertaining to the Partnership or its proposed E&P Activities is not in the best interests of the Partnership or could damage the Partnership or its business, or (ii) the General Partner or an Affiliate thereof is subject to a valid and effective agreement with a third party prohibiting the General Partner or such Affiliate from distributing or otherwise disseminating to another party (e.g., a Limited Partner) certain information, such as Confidential Information pertaining to Partnership Properties.

     (d) The terms of this Section 13.14 shall survive until the earlier to occur of (i) the date following two (2) years from the date of the liquidation of the Partnership and (ii) the date following three (3) years from the date of termination of the Partner's Interest in the Partnership.

     Section 13.15  No Third Party Beneficiaries. Except as expressly and
                    ----------------------------
specifically provided in Section 7.2 and Section 10.5, nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 13.16  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

        [Signature Pages of the Partners Immediately Follow this Page]

     IN WITNESS WHEREOF, the parties named below have caused this Agreement to be executed by their duly authorized officers or representatives on the date first above written.

                                        Pure Resources I, Inc.


                                        By: /s/ JACK HIGHTOWER
                                           -------------------
                                                Jack Hightower
                                                President

                                        PK I, L.P., by Pure Resources I, Inc.,
                                        its General Partner


                                        By: /s/ JACK HIGHTOWER
                                           -------------------
                                                Jack Hightower
                                                President


                                        PK II, L.P., by Pure Resources I, Inc.,
                                        its General Partner


                                        By: /s/ JACK HIGHTOWER
                                           -------------------
                                                Jack Hightower
                                                President


                                        PK III, L.P., by Pure Resources I, Inc., its General Partner


                                        By: /s/ JACK HIGHTOWER
                                           -------------------
                                                Jack Hightower
                                                President


                                        PK IV, L.P., by Pure Resources I, Inc.,
                                        its General Partner


                                        By: /s/ JACK HIGHTOWER
                                           -------------------
                                                Jack Hightower
                                                President

                                          International Paper Realty Corporation


                                          By: /s/ ROBERT A. KRISCUNAS
                                             ---------------------------------
                                                  Robert A. Kriscunas
                                                  Agent and Attorney-in-Fact


                                          IP Petroleum Company, Inc.


                                          By: /s/ JANMES R. MONTAGUE
                                             ---------------------------------
                                                  James R. Montague
                                                  President


                                          Southland Energy Company


                                          By: /s/ JANMES R. MONTAGUE
                                             ---------------------------------
                                                  James R. Montague
                                                  Agent and Attorney-in-Fact

                                          Transtates Properties Incorporated


                                          By: /s/ JANMES R. MONTAGUE
                                             ---------------------------------
                                                  Robert A. Kriscunas
                                                  Agent and Attorney-in-Fact

                                   SCHEDULE A
                                   ----------


-------------------------------------------------------------------------------------------------------------------
              Name of                       Type of                 Common            Preferred          Mezzanine
              Partner                       Partner                 Capital            Capital            Capital
-------------------------------------------------------------------------------------------------------------------
Pure Resources I, Inc.                  General Partner           $ 2,725,000       $          0         $        0
-------------------------------------------------------------------------------------------------------------------
IP Petroleum Company, Inc.              Class A Limited           $ 1,421,340       $176,757,235         $        0
                                            Partner
-------------------------------------------------------------------------------------------------------------------
Southland Energy Company                Class A Limited           $    78,659       $  9,781,938         $        0
                                            Partner
-------------------------------------------------------------------------------------------------------------------
PK I, L.P.                              Class B Limited           $20,863,218       $129,136,783         $        0
                                            Partner
-------------------------------------------------------------------------------------------------------------------
PK II, L.P.                             Class B Limited           $ 1,403,366       $  8,686,397         $        0
                                            Partner
-------------------------------------------------------------------------------------------------------------------
PK III, L.P.                            Class B Limited           $ 3,508,415       $ 21,715,993         $        0
                                            Partner
-------------------------------------------------------------------------------------------------------------------
PK IV, L.P.                             Limited Partner           $         1       $          0         $        0
-------------------------------------------------------------------------------------------------------------------
International Paper Realty              Limited Partner           $         0       $          0         $5,000,000
 Corporation
-------------------------------------------------------------------------------------------------------------------
Transtates Properties Incorporated      Limited Partner           $         1       $          0         $        0
-------------------------------------------------------------------------------------------------------------------
Total                                                             $30,000,000       $346,078,346         $5,000,000
-------------------------------------------------------------------------------------------------------------------